CREDIT AGREEMENT


                            DATED AS OF MAY 30, 1996,


                                      AMONG


                               ZYTEC CORPORATION,




                                   THE LENDERS
                                  PARTY HERETO,


                                       AND


                         HARRIS TRUST AND SAVINGS BANK,
                            INDIVIDUALLY AND AS AGENT





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                                                             TABLE OF CONTENTS


SECTION                                                      DESCRIPTION                                                        PAGE

SECTION 1.                 THE CREDITS...........................................................................................1

       Section 1.1.            Revolving Credit..................................................................................1
       Section 1.2.            Loans.............................................................................................1
       Section 1.3.            Letters of Credit.................................................................................2
       Section 1.4.            Manner and Disbursement of Loans..................................................................5

SECTION 2.                 INTEREST AND CHANGE IN CIRCUMSTANCES..................................................................6

       Section 2.1.            Interest Rate Options.............................................................................6
       Section 2.2.            Minimum LIBOR Portion Amounts.....................................................................7
       Section 2.3.            Computation of Interest...........................................................................7
       Section 2.4.            Manner of Rate Selection..........................................................................7
       Section 2.5.            Change of Law.....................................................................................7
       Section 2.6.            Unavailability of Deposits or Inability to Ascertain Adjusted LIBOR...............................8
       Section 2.7.            Taxes and Increased Costs.........................................................................8
       Section 2.8.            Change in Capital Adequacy Requirements...........................................................9
       Section 2.9.            Funding Indemnity.................................................................................9
       Section 2.10.           Lending Branch...................................................................................10
       Section 2.11.           Discretion of Lenders as to Manner of Funding....................................................10

SECTION 3.                 FEES, PREPAYMENTS, TERMINATIONS, AND APPLICATIONS....................................................10

       Section 3.1.            Fees.............................................................................................10
       Section 3.2.            Voluntary Prepayments............................................................................11
       Section 3.3.            Mandatory Prepayments............................................................................12
       Section 3.4.            Terminations.....................................................................................12
       Section 3.5.            Place and Application of Payments................................................................12
       Section 3.6.            Notations........................................................................................13
       Section 3.7.            Extensions of the Commitments....................................................................14

SECTION 4.                 DEFINITIONS; INTERPRETATION..........................................................................14

       Section 4.1.            Definitions......................................................................................14
       Section 4.2.            Interpretation...................................................................................23

SECTION 5.                 REPRESENTATIONS AND WARRANTIES.......................................................................24

       Section 5.1.            Organization and Qualification...................................................................24
       Section 5.2.            Subsidiaries.....................................................................................24
       Section 5.3.            Corporate Authority and Validity of Obligations..................................................24
       Section 5.4.            Use of Proceeds; Margin Stock....................................................................25
       Section 5.5.            Financial Reports................................................................................25
       Section 5.6.            No Material Adverse Change.......................................................................25
       Section 5.7.            Full Disclosure..................................................................................25
       Section 5.8.            Good Title.......................................................................................26
       Section 5.9.            Litigation and Other Controversies...............................................................26
       Section 5.10.           Taxes............................................................................................26
       Section 5.11.           Approvals........................................................................................26
       Section 5.12.           Affiliate Transactions...........................................................................26
       Section 5.13.           Investment Company; Public Utility Holding Company...............................................26
       Section 5.14.           ERISA............................................................................................26
       Section 5.15.           Compliance with Laws.............................................................................27
       Section 5.16.           Other Agreements.................................................................................27
       Section 5.17.           No Default.......................................................................................27

SECTION 6.                 CONDITIONS PRECEDENT.................................................................................27

       Section 6.1.            All Advances.....................................................................................27
       Section 6.2.            Initial Advance..................................................................................28
       Section 6.3.            Use of Initial Loan..............................................................................29

SECTION 7.                 COVENANTS............................................................................................29

       Section 7.1.            Maintenance of Business..........................................................................29
       Section 7.2.            Maintenance of Properties........................................................................29
       Section 7.3.            Taxes and Assessments............................................................................29
       Section 7.4.            Insurance........................................................................................30
       Section 7.5.            Financial Reports................................................................................30
       Section 7.6.            Inspection.......................................................................................32
       Section 7.7.            Minimum Net Worth................................................................................32
       Section 7.8.            Leverage Ratio...................................................................................32
       Section 7.9.            Interest Coverage Ratio..........................................................................32
       Section 7.10.           Current Ratio....................................................................................32
       Section 7.11.           Net Income.......................................................................................33
       Section 7.12.           Funded Debt to EBITDA Ratio......................................................................33
       Section 7.13.           Rental Expense...................................................................................33
       Section 7.14.           Capital Expenditures.............................................................................33
       Section 7.15.           Indebtedness for Borrowed Money..................................................................33
       Section 7.16.           Liens............................................................................................34
       Section 7.17.           Investments, Acquisitions, Loans, Advances and Guaranties........................................35
       Section 7.18.           Mergers, Consolidations and Sales................................................................35
       Section 7.19.           Maintenance of Subsidiaries......................................................................36
       Section 7.20.           Dividends and Certain Other Restricted Payments..................................................36
       Section 7.21.           ERISA............................................................................................36
       Section 7.22.           Compliance with Laws.............................................................................37
       Section 7.23.           Burdensome Contracts With Affiliates.............................................................37
       Section 7.24.           Negative Pledges; Subsidiary Payments............................................................37
       Section 7.25.           No Changes in Fiscal Year........................................................................37
       Section 7.26.           Formation of Subsidiaries........................................................................37
       Section 7.27.           Change in the Nature of Business.................................................................37
       Section 7.28.           Issuance of Replacement Letter of Credit.........................................................37

SECTION 8.                 EVENTS OF DEFAULT AND REMEDIES.......................................................................38

       Section 8.1.            Events of Default................................................................................38
       Section 8.2.            Non-Bankruptcy Defaults..........................................................................40
       Section 8.3.            Bankruptcy Defaults..............................................................................40
       Section 8.4.            Collateral for Undrawn Letters of Credit.........................................................40

SECTION 9.                 THE AGENT............................................................................................41

       Section 9.1.            Appointment and Authorization....................................................................41
       Section 9.2.            Rights as a Lender...............................................................................41
       Section 9.3.            Standard of Care.................................................................................41
       Section 9.4.            Costs and Expenses...............................................................................42
       Section 9.5.            Indemnity........................................................................................42

SECTION 10.                MISCELLANEOUS........................................................................................43

       Section 10.1.           Withholding Taxes................................................................................43
       Section 10.2.           Non-Business Days................................................................................44
       Section 10.3.           No Waiver, Cumulative Remedies...................................................................44
       Section 10.4.           Waivers, Modifications and Amendments............................................................44
       Section 10.5.           Costs and Expenses...............................................................................44
       Section 10.6.           Documentary Taxes................................................................................45
       Section 10.7.           Survival of Representations......................................................................45
       Section 10.8.           Survival of Indemnities..........................................................................45
       Section 10.9.           Participations...................................................................................45
       Section 10.10.          Assignment Agreements............................................................................45
       Section 10.11.          Notices..........................................................................................46
       Section 10.12.          Construction.....................................................................................47
       Section 10.13.          Headings.........................................................................................47
       Section 10.14.          Severability of Provisions.......................................................................47
       Section 10.15.          Counterparts.....................................................................................47
       Section 10.16.          Entire Understanding.............................................................................47
       Section 10.17.          Binding Nature, Governing Law, Etc...............................................................47
       Section 10.18.          Submission to Jurisdiction; Waiver of Jury Trial.................................................48
       Section 10.19.          Sharing Set-Off..................................................................................48

Signature.......................................................................................................................49

Exhibit A - Note
Exhibit B - Borrowing Base Certificate
Exhibit C - Compliance Certificate
Schedule 5.2 - Subsidiaries

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                                CREDIT AGREEMENT


To each of the Lenders party hereto:

Ladies and Gentlemen:

The undersigned, Zytec Corporation, a Minnesota corporation (the "Company"), applies to you for your several commitments, subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to extend credit to the Company, all as more fully hereinafter set forth.

SECTION 1. THE CREDITS.

        Section 1.1. Revolving Credit. Subject to the terms and conditions hereof, each Lender severally agrees to extend a revolving credit (the "Revolving Credit") to the Company which may be availed of by the Company from time to time during the period from and including the date hereof to but not including the Termination Date, at which time the commitments of the Lenders to extend credit under the Revolving Credit shall expire. The maximum amount of the Revolving Credit which each Lender agrees to extend to the Company shall be as set forth opposite such Lender's signature hereto under the heading "Commitment" or as otherwise provided in Section 10.10 hereof, as such amount may be reduced pursuant hereto. The Revolving Credit may be utilized by the Company in the form of Loans and Letters of Credit, all as more fully hereinafter set forth, provided that the aggregate principal amount of Loans and Letters of Credit outstanding at any one time shall not exceed (A) at any time the Borrowing Base Condition is not satisfied the lesser of: (i) the Commitments and (ii) the Borrowing Base as then determined and computed and (B) at any time the Borrowing Base Condition has been satisfied, the Commitments. During the period from and including the date hereof to but not including the Termination Date, the Company may use the Commitments by borrowing, repaying and reborrowing Loans in whole or in part and/or by having the Agent issue Letters of Credit, having such Letters of Credit expire or otherwise terminate without having been drawn upon or, if drawn upon, reimbursing the Agent for each such drawing, and having the Agent issue new Letters of Credit, all in accordance with the terms and conditions of this Agreement. For purposes of this Agreement, where a determination of the unused or available amount of the Commitments is necessary, the Loans and, except as specified in Section 3.1 hereof, Letters of Credit shall be deemed to utilize the Commitments. The obligations of the Lenders hereunder are several and not joint, and no Lender shall under any circumstances be obligated to extend credit under the Revolving Credit in excess of its Commitment.

        Section 1.2. Loans. Subject to the terms and conditions hereof, the Revolving Credit may be availed of by the Company in the form of loans (individually a "Loan" and collectively the "Loans"). Each Borrowing of Loans shall be made ratably by the Lenders in accordance with their Percentages of the Commitments. Each Borrowing of Loans shall be in an amount of $500,000 or such greater amount which is an integral multiple of $100,000; provided, however, that a Borrowing of Loans which bears interest with reference to the Adjusted LIBOR shall be in such greater amount as is required by Section 2 hereof. All Loans made by a Lender shall be made against and evidenced by a single Note of the Company (individually a "Note" and collectively the "Notes") payable to the order of such Lender in the amount of its Commitment, with each Note to be in the form (with appropriate insertions) attached hereto as Exhibit A. Each Note shall be dated the date of issuance thereof, be expressed to bear interest as set forth in Section 2 hereof, and be expressed to mature on the Termination Date. Without regard to the principal amount of each Note stated on its face, the actual principal amount at any time outstanding and owing by the Company on account thereof shall be the sum of all advances then or theretofore made thereon less all payments of principal actually received.

        Section 1.3.    Letters of Credit.

        (a) General Terms. Subject to the terms and conditions hereof, the Revolving Credit may be availed of by the Company in the form of standby and commercial letters of credit issued by the Agent for the account of the Company (individually a "Letter of Credit" and collectively the "Letters of Credit"), provided that the aggregate amount of (i) Standby Letters of Credit issued and outstanding hereunder shall not at any time exceed $2,000,000 and (ii) commercial letters of credit issued and outstanding hereunder shall not at any time exceed 2,000,000. For purposes of this Agreement, a Letter of Credit shall be deemed outstanding as of any time in an amount equal to the maximum amount which could be drawn thereunder under any circumstances and over any period of time plus any unreimbursed drawings then outstanding with respect thereto. If and to the extent any Letter of Credit expires or otherwise terminates without having been drawn upon, the availability under the Commitments shall to such extent be reinstated. The Letters of Credit shall be issued by the Agent, but each Lender shall be obligated to reimburse the Agent for such Lender's Percentage of the amount of each draft drawn under a Letter of Credit in accordance with this Section 1.3 and, accordingly, each Letter of Credit shall be deemed to utilize the Commitments of all Lenders pro rata in accordance with their Percentages thereof. Notwithstanding anything herein to the contrary, that certain Irrevocable Letter of Credit Number S-0057045-5199 dated September 1, 1994 in the amount of $1,366,809 issued by Firstar Bank of Minnesota, National Association ("Firstar") naming First Trust National Association as beneficiary and expiring on April 30, 1997 (the "Existing Letter of Credit") shall constitute, if and so long as Firstar is a Lender hereunder, a "Letter of Credit" herein for all purposes of this Agreement to the same extent, and with the same force and effect, as if (x) the Existing Letter of Credit had been issued hereunder by the Agent at the request of the Company and (y) the term "Agent" when used with reference to the Existing Letter of Credit shall mean Firstar instead of the Agent and the term "Lender" when used with reference to the Existing Letter of Credit shall mean Harris Trust and Savings Bank, in its individual capacity.

        (b) Term. Each Letter of Credit issued hereunder shall expire not later than the earlier of (i) twelve (12) months from the date of issuance (or be cancelable not later than twelve (12) months from the date of issuance and each renewal) or (ii) the Termination Date. In the event the Agent issues any Letter of Credit with an expiration date that is automatically extended unless the Agent gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the Agent will give such notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be after the Termination Date, (ii) the Commitments have terminated or
(iii) an Event of Default exists and the Required Lenders have given the Agent instructions not to so permit the extension of the expiration date of such Letter of Credit.

        (c) General Characteristics. Each Letter of Credit issued hereunder shall be payable in U.S. Dollars, conform to the general requirements of the Agent for the issuance of standby or commercial letters of credit, as the case may be, as to form and substance, and be a letter of credit which the Agent may lawfully issue.

        (d) Applications. At the time the Company requests each Letter of Credit to be issued (or prior to the first issuance of a Letter of Credit in the case of a continuing application), the Company shall execute and deliver to the Agent an application for such Letter of Credit in the form then customarily prescribed by the Agent (individually an "Application" and collectively the "Applications"). Subject to the other provisions of this subsection, the obligation of the Company to reimburse the Agent for drawings under a Letter of Credit shall be governed by the Application for such Letter of Credit. Anything contained in the Applications to the contrary notwithstanding, (i) in the event the Agent is not reimbursed by the Company for the amount the Agent pays on any draft drawn under a Letter of Credit issued hereunder by 11:00 a.m. (Chicago time) on the date when such drawing is paid, the obligation of the Company to reimburse the Agent for the amount of such draft paid shall bear interest (which the Company hereby promises to pay on demand) from and after the date the draft is paid until payment in full thereof at a fluctuating rate per annum determined by adding 2% to the Domestic Rate as from time to time in effect (computed on the basis of a year of 360 days for the actual number of days elapsed), (ii) the Company shall pay fees in connection with each Letter of Credit as set forth in
Section 3 hereof, (iii) except as otherwise provided in Section 3.3 hereof, prior to the occurrence of a Default or an Event of Default the Agent will not call for additional collateral security for the obligations of the Company under the Applications other than the collateral security consisting of rights in goods (or documents of title covering the same) financed under such Applications, and (iv) except as otherwise provided in Section 3.3 hereof, prior to the occurrence of a Default or an Event of Default the Agent will not call for the funding of a Letter of Credit by the Company prior to being presented with a draft drawn thereunder (or, in the event the draft is a time draft, prior to its due date). The Company hereby irrevocably authorizes the Agent to charge any of the Company's deposit accounts maintained with the Agent for the amount necessary to reimburse the Agent for any drafts drawn under Letters of Credit issued hereunder.

        (e) Change in Laws. If the Agent or any Lender shall determine in good faith that any change in any applicable law, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over the Agent or such Lender (whether or not having the force of law), shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against the Letters of Credit, or the Agent's or such Lender's or the Company's liability with respect thereto; or

                  (ii) impose on the Agent or such Lender any penalty with respect to the foregoing or any other condition regarding this Agreement, the Applications or the Letters of Credit;

and the Agent or such Lender shall determine in good faith that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to the Agent or such Lender of issuing, maintaining or participating in the Letters of Credit hereunder (without benefit of, or credit for, any prorations, exemptions, credits or other offsets available under any such laws, regulations, guidelines or interpretations thereof), then the Company shall pay on demand to the Agent or such Lender from time to time as specified by the Agent or such Lender such additional amounts as the Agent or such Lender shall determine are sufficient to compensate and indemnify it for such increased cost. If the Agent or any Lender makes such a claim for compensation, it shall provide the Company (with a copy to the Agent in the case of any Lender) a certificate setting forth the computation of the increased cost as a result of any event mentioned herein in reasonable detail and such certificate shall be conclusive if reasonably determined.

        (f) Participations in Letters of Credit. Each Lender shall participate on a pro rata basis in accordance with its Percentage of the Commitments in the Letters of Credit issued by the Agent, which participation shall automatically arise upon the issuance of each Letter of Credit. Each Lender unconditionally agrees that in the event the Agent is not immediately reimbursed by the Company for the amount paid by the Agent on any draft presented under a Letter of Credit, then in that event such Lender shall pay to the Agent such Lender's Percentage of the amount of each draft so paid and in return such Lender shall automatically receive an equivalent percentage participation in the rights of the Agent to obtain reimbursement from the Company for the amount of such draft, together with interest thereon as provided for herein. The obligations of the Lenders to the Agent under this subsection shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Lender may have or have had against the Company, the Agent, any other Lender or any other party whatsoever. In the event that any Lender fails to honor its obligation to reimburse the Agent for its Percentage of the amount of any such draft, then in that event (i) each other Lender shall pay to the Agent its pro rata share of the payment due the Agent from the defaulting Lender, (ii) the defaulting Lender shall have no right to participate in any recoveries from the Company in respect of such draft and (iii) all amounts to which the defaulting Lender would otherwise be entitled under the terms of this Agreement or any of the other Loan Documents shall first be applied to reimbursing the Lenders for their respective pro rata shares of the defaulting Lender's portion of the draft, together with interest thereon as provided for herein. Upon reimbursement to the other Lenders (pursuant to clause (iii) above or otherwise) of the amount advanced by them to the Agent in respect of the defaulting Lender's share of the draft together with interest thereon, the defaulting Lender shall thereupon be entitled to its participation in the Agent's right of recovery against the Company in respect of the draft paid by the Agent.

        Section 1.4. Manner and Disbursement of Loans. The Company shall give written or telephonic notice to the Agent (which notice shall be irrevocable once given and, if given by telephone, shall be promptly confirmed in writing) by no later than 11:00 a.m. (Chicago time) one (1) Business Day prior to the date the Company requests that any Borrowing of Loans be made to it under the Commitments, and the Agent shall promptly notify each Lender of the Agent's receipt of each such notice. Each such notice shall specify the date of the Borrowing of Loans requested (which must be a Business Day), the type of Loan being requested, and the amount of such Borrowing. Each Borrowing of Loans shall initially constitute part of the applicable Domestic Rate Portion except to the extent the Company has otherwise timely elected that such Borrowing, or any part thereof, constitute part of a LIBOR Portion as provided in Section 2 hereof. The Company agrees that the Agent may rely upon any written or telephonic notice given by any person the Agent in good faith believes is an Authorized Representative without the necessity of independent investigation and, in the event any telephonic notice conflicts with the written confirmation, such telephonic notice shall govern if the Agent and the Lenders have acted in reliance thereon. Not later than 1:00 p.m. (Chicago time) on the date specified for any Borrowing of Loans to be made hereunder, each Lender shall make the proceeds of its Loan comprising part of such Borrowing available to the Agent in Chicago, Illinois in immediately available funds. Subject to the provisions of
Section 6 hereof, the proceeds of each Loan shall be made available to the Company at the principal office of the Agent in Chicago, Illinois, in immediately available funds, upon receipt by the Agent from each Lender of its Percentage of such Borrowing. Unless the Agent shall have been notified by a Lender prior to 1:00 p.m. (Chicago time) on the date a Borrowing is to be made hereunder that such Lender does not intend to make the proceeds of its Loan available to the Agent, the Agent may assume that such Lender has made such proceeds available to the Agent on such date and the Agent may in reliance upon such assumption make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made such amount available to the Company, the Agent shall be entitled to receive such amount from such Lender forthwith upon the Agent's demand, together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Company and ending on but excluding the date the Agent recovers such amount at a rate per annum equal to the effective rate charged to the Agent for overnight federal funds transactions with member banks of the federal reserve system for each day as determined by the Agent (or in the case of a day which is not a Business Day, then for the preceding day). If such amount is not received from such Lender by the Agent immediately upon demand, the Company will, on demand, repay to the Agent the proceeds of such Loan attributable to such Lender with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a LIBOR Portion, so that the Company will have no liability under Section 2.9 hereof with respect to such payment.

SECTION 2. INTEREST AND CHANGE IN CIRCUMSTANCES.

         Section 2.1. Interest Rate Options.

        (a) Portions. Subject to the terms and conditions of this Section 2, portions of the principal indebtedness evidenced by the Notes (all of the indebtedness evidenced by Notes of the same type bearing interest at the same rate for the same period of time being hereinafter referred to as a "Portion") may, at the option of the Company, bear interest with reference to the Domestic Rate ("Domestic Rate Portions") or with reference to the Adjusted LIBOR ("LIBOR Portions"), and Portions may be converted from time to time from one basis to another. All of the indebtedness evidenced by Notes of the same type which is not part of a LIBOR Portion shall constitute a single Domestic Rate Portion. All of the indebtedness evidenced by Notes of the same type which bears interest with reference to a particular Adjusted LIBOR for a particular Interest Period shall constitute a single LIBOR Portion. There shall not be more than five LIBOR Portions applicable to Notes of the same type outstanding at any one time, and each Lender shall have a ratable interest in each Portion based on its Percentage. Anything contained herein to the contrary notwithstanding, the obligation of the Lenders to create, continue or effect by conversion any LIBOR Portion shall be conditioned upon the fact that at the time no Default or Event of Default shall have occurred and be continuing. The Company hereby promises to pay interest on each Portion at the rates and times specified in this Section 2.

        (b) Domestic Rate Portion. Each Domestic Rate Portion shall bear interest at the rate per annum equal to the Domestic Rate as in effect from time to time, provided that if a Domestic Rate Portion or any part thereof is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest, whether before or after judgment, until payment in full thereof at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto from time to time. Interest on each Domestic Rate Portion shall be payable monthly in arrears on the last day of each month in each year (commencing June 30, 1996) and at maturity of the applicable Notes, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. Any change in the interest rate on the Domestic Rate Portions resulting from a change in the Domestic Rate shall be effective on the date of the relevant change in the Domestic Rate.

        (c) LIBOR Portions. Each LIBOR Portion shall bear interest for each Interest Period selected therefor at a rate per annum determined by adding the Applicable LIBOR Margin to the Adjusted LIBOR for such Interest Period, provided that if any LIBOR Portion is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest, whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto, and effective at the end of such Interest Period such LIBOR Portion shall automatically be converted into and added to the applicable Domestic Rate Portion and shall thereafter bear interest at the interest rate applicable to such Domestic Rate Portion after default. Interest on each LIBOR Portion shall be due and payable on the last day of each Interest Period applicable thereto and, with respect to any Interest Period applicable to a LIBOR Portion in excess of one month, on the date occurring every month after the date such Interest Period began and at the end of such Interest Period, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. The Company shall notify the Agent on or before 11:00 a.m. (Chicago time) on the third Business Day preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a LIBOR Portion, in which event the Company shall notify the Agent of the new Interest Period selected therefor, and in the event the Company shall fail to so notify the Agent, such LIBOR Portion shall automatically be converted into and added to the applicable Domestic Rate Portion as of and on the last day of such Interest Period. The Agent shall promptly notify each Lender of each notice received from the Company pursuant to the foregoing provision.

        Section 2.2. Minimum LIBOR Portion Amounts. Each LIBOR Portion shall be in an amount equal to $1,000,000 or such greater amount which is an integral multiple of $500,000.

        Section 2.3. Computation of Interest. All interest on the Domestic Rate Portion shall be computed on the basis of a year of 365 days for the actual number of days elapsed, and all interest on the LIBOR Portions shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

        Section 2.4. Manner of Rate Selection. The Company shall notify the Agent by 11:00 a.m. (Chicago time) at least 3 Business Days prior to the date upon which the Company requests that any LIBOR Portion be created or that any part of the Domestic Rate Portion be converted into a LIBOR Portion (each such notice to specify in each instance the amount thereof and the Interest Period selected therefor), and the Agent shall promptly notify each Lender of each notice received from the Company pursuant to the foregoing provision. If any request is made to convert a LIBOR Portion into the Domestic Rate Portion, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. All requests for the creation, continuance and conversion of Portions under this Agreement shall be irrevocable. Such requests may be written or oral and the Agent is hereby authorized to honor telephonic requests for creations, continuances and conversions received by it from any person the Agent in good faith believes to be an Authorized Representative without the necessity of independent investigation, the Company hereby indemnifying the Agent and the Lenders from any liability or loss ensuing from so acting.

        Section 2.5. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any Lender shall determine in good faith that any change in applicable laws, treaties or regulations or in the interpretation thereof makes it unlawful for such Lender to create or continue to maintain any LIBOR Portion, it shall promptly so notify the Agent (which shall in turn promptly notify the Company and the other Lenders) and the obligation of such Lender to create, continue or maintain any such LIBOR Portion under this Agreement shall terminate until it is no longer unlawful for such Lender to create, continue or maintain such LIBOR Portion. The Company, on demand, shall, if the continued maintenance of any such LIBOR Portion is unlawful, thereupon prepay the outstanding principal amount of the affected LIBOR Portion, together with all interest accrued thereon and all other amounts payable to affected Lender with respect thereto under this Agreement; provided, however, that the Company may elect to convert the principal amount of the affected Portion into another type of Portion available hereunder, subject to the terms and conditions of this Agreement.

        Section 2.6. Unavailability of Deposits or Inability to Ascertain Adjusted LIBOR. Notwithstanding any other provision of this Agreement or any Note, if prior to the commencement of any Interest Period, the Required Lenders shall determine in good faith that deposits in the amount of any LIBOR Portion scheduled to be outstanding during such Interest Period are not readily available to such Lenders in the relevant market or, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR, then such Lenders shall promptly give notice thereof to the Agent (which shall in turn promptly notify the Company and the other Lenders) and the obligations of the Lenders to create, continue or effect by conversion any such LIBOR Portion in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by the Company shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining Adjusted LIBOR.

        Section 2.7. Taxes and Increased Costs. With respect to any LIBOR Portion, if any Lender shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Lender or its lending branch or the LIBOR Portions contemplated by this Agreement (whether or not having the force of law), shall:

                  (i) impose, increase, or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, such Lender which is not in any instance already accounted for in computing the interest rate applicable to such LIBOR Portion;

                  (ii) subject such Lender, any LIBOR Portion or a Note to the extent it evidences such a Portion to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement, any LIBOR Portion or a Note to the extent it evidences such a Portion, except such taxes as may be measured by the overall net income or gross receipts of such Lender or its lending branches and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which such Lender's principal executive office or its lending branch is located;

                  (iii) change the basis of taxation of payments of principal and interest due from the Company to such Lender hereunder or under a Note to the extent it evidences any LIBOR Portion (other than by a change in taxation of the overall net income or gross receipts of such Lender or its lending branches); or

                  (iv) impose on such Lender any penalty with respect to the foregoing or any other condition regarding this Agreement, any LIBOR Portion, or its disbursement, or a Note to the extent it evidences any LIBOR Portion;

and such Lender shall determine in good faith that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Lender of creating or maintaining any LIBOR Portion hereunder or to reduce the amount of principal or interest received or receivable by such Lender (without benefit of, or credit for, any prorations, exemption, credits or other offsets available under any such laws, treaties, regulations, guidelines or interpretations thereof), then the Company shall pay on demand to the Agent for the account of such Lender from time to time as specified by such Lender such additional amounts as such Lender shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If a Lender makes such a claim for compensation, it shall provide to the Company (with a copy to the Agent) a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein in reasonable detail and such certificate shall be conclusive if reasonably determined.

        Section 2.8. Change in Capital Adequacy Requirements. If any Lender shall determine that the adoption after the date hereof of any applicable law, rule or regulation regarding capital adequacy, or any change in any existing law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or any of its branches) or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such corporation's capital, as the case may be, as a consequence of such Lender's obligations hereunder or for the credit which is the subject matter hereof to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to liquidity and capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender, the Company shall pay to the Agent for the account of such Lender such additional amount or amounts reasonably determined by such Lender as will compensate such Lender for such reduction.

        Section 2.9. Funding Indemnity. In the event any Lender shall incur any loss, cost or expense (including, without limitation, any loss (including loss of profit), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted to be acquired by such Lender to fund or maintain its part of any LIBOR Portion or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to such Lender) as a result of:

                  (i) any payment of a LIBOR Portion on a date other than the last day of the then applicable Interest Period for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement; or

                  (ii) any failure by the Company to create, borrow, continue or effect by conversion a LIBOR Portion on the date specified in a notice given pursuant to this Agreement;

then, upon the demand of such Lender, the Company shall pay to the Agent for the account of such Lender such amount as will reimburse such Lender for such loss, cost or expense. If a Lender requests such a reimbursement, it shall provide to the Company (with a copy to the Agent) a certificate setting forth the computation of the loss, cost or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall be conclusive if reasonably determined.

        Section 2.10. Lending Branch. Each Lender may, at its option, elect to make, fund or maintain its pro rata share of the Loans hereunder at the branches or offices specified on the signature pages hereof or on any Assignment Agreement executed and delivered pursuant to Section 10.10 hereof or at such of its branches or offices as such Lender may from time to time elect. To the extent reasonably possible, a Lender shall designate an alternate branch or funding office with respect to its pro rata share of the LIBOR Portions to reduce any liability of the Company to such Lender under Section 2.7 hereof or to avoid the unavailability of an interest rate option under Section 2.6 hereof, so long as such designation is not otherwise disadvantageous to the Lender.

        Section 2.11. Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Notes in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, without limitation, determinations under Sections 2.6, 2.7 and 2.9 hereof) shall be made as if each Lender had actually funded and maintained each LIBOR Portion during each Interest Period applicable thereto through the purchase of deposits in the relevant market in the amount of its pro rata share of such LIBOR Portion, having a maturity corresponding to such Interest Period, and bearing an interest rate equal to LIBOR for such Interest Period.

SECTION 3. FEES, PREPAYMENTS, TERMINATIONS, AND APPLICATIONS.

         Section 3.1. Fees.

        (a) Commitment Fee. For the period from and including the date hereof to but not including the Termination Date, the Company shall pay to the Agent for the account of the Lenders a commitment fee at the rate of 1/4 of 1% per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) on the average daily unused portion of the Commitments; provided that for purposes of this Section 3.1(a) only the aggregate amount of commercial Letters of Credit outstanding hereunder shall not be deemed usage of the Commitments. Such commitment fee shall be payable quarterly in arrears on the last day of each March, June, September and December in each year (commencing June 30, 1996) and on the Termination Date.

        (b) Letter of Credit Fees. On the date of issuance of each standby Letter of Credit, and as condition thereto, and annually thereafter, the Company shall pay to the Agent for the account of itself and the Lenders a letter of credit fee computed at the rate of 3/4 of 1% per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) (of which amount the Agent shall retain for its own account, as the issuing bank and not on account of its interest therein as a Lender, 1/16% per annum with the balance of the 3/4% fee to be remitted to the Lenders pro rata in accordance with the amounts of their Commitments) on the maximum amount of the related standby Letter of Credit which is scheduled to be outstanding during the immediately succeeding twelve (12) months; provided, however, that the letter of credit fee for the Existing Letter of Credit shall be payable monthly in advance on the first day of each month. In addition to the letter of credit fee called for above, the Company further agrees to pay to the Agent for its own account such processing and transaction fees and charges as the Agent from time to time customarily imposes in connection with any issuance, amendment, cancellation, negotiation and/or payment of standby and commercial letters of credit and drafts drawn thereunder.

        (c) Prepayment Premium. If the Company shall terminate the Commitments hereunder pursuant to Section 3.4(a) hereof substantially concurrently with the execution of a credit facility with a lender other than the Agent at any time prior to November 30, 1996, the Company shall pay at the effective date of any such termination of the Commitments a prepayment premium to the Agent for the ratable benefit of the Banks, as liquidated damages for the loss of bargain and not as a penalty, in an amount equal to one half of one percent (0.50%) of the Commitments in effect on the date hereof; provided, however, that the Company shall not be required to pay such prepayment premium if it terminates the Commitments as a result of a request for compensation by all of the Lenders under Sections 1.3(e), 2.7 or 2.8 hereof.

        Section 3.2. Voluntary Prepayments. The Company shall have the privilege of prepaying the Notes in whole or in part (but if in part, then in a minimum amount of $500,000 or such greater amount which is an integral multiple of $100,000) at any time upon one Business Day's prior notice to the Agent (such notice if received subsequent to 11:00 a.m. (Chicago time) on a given day to be treated as though received at the opening of business on the next Business Day), which shall promptly so notify the Lenders, by paying to the Agent for the account of the Lenders the principal amount to be prepaid and (i) if such a prepayment prepays the Notes in full and is accompanied by the termination in whole of the Commitments, accrued interest thereon to the date of prepayment and
(ii) any amounts due to the Lenders under Sections 2.9 and 3.1(c) hereof.

        Section 3.3. Mandatory Prepayments. (a) Upon Borrowing Base Deficiency. The Company covenants and agrees that at any time the Borrowing Base Condition is not satisfied, if the sum of the then unpaid principal balance of the Notes plus the then outstanding amount of Letters of Credit shall be in excess of the Borrowing Base as then determined and computed, the Company shall immediately and without notice or demand pay over the amount of the excess to the Agent for the account of the Lenders as and for a mandatory prepayment on such Obligations, with each such prepayment first to be applied to the Notes until payment in full thereof with any remaining balance to be held by the Agent as collateral security for the Obligations owing under the Applications.

         (b) Reduction in Commitments. The Company covenants and agrees that if at any time the sum of the then unpaid principal balance of the Notes plus the then outstanding amount of Letters of Credit shall be in excess of the Commitments after giving effect to any reduction therein (whether voluntary or required), the Company shall immediately and without notice or demand pay over the amount of the excess to the Agent for the account of the Lenders as and for a mandatory prepayment on such Obligations, with each such prepayment first to be applied to the Notes until payment in full thereof with any remaining balance to be held by the Agent as collateral security for the Obligations owing under the Applications.

        Section 3.4. Terminations. (a) Optional. The Company shall have the right at any time and from time to time, upon 3 Business Days' prior notice to the Agent (which shall promptly so notify the Lenders), to ratably terminate without penalty and in whole or in part (but if in part, then in an aggregate amount not less than $500,000 or such greater amount which is an integral multiple of $500,000) the Commitments, provided that the Commitments may not be reduced to an amount less than the aggregate principal amount of the Loans and Letters of Credit then outstanding. Any termination of the Commitments pursuant to this Section may not be reinstated.

         (b) Mandatory Reduction of Commitments. Effective August 31, 1996, the Commitments shall reduce by $13,000,000, such reduction to reduce the Commitments of the Lenders pro rata in accordance with their respective percentage.

        1. Place and Application of Payments. All payments of principal, interest, fees and all other Obligations payable hereunder and under the other Loan Documents shall be made to the Agent at its office at 111 West Monroe Street, Chicago, Illinois (or at such other place as the Agent may specify) on the date any such payment is due and payable. Payments received by the Agent after 11:00 a.m. (Chicago time) shall be deemed received as of the opening of business on the next Business Day. All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without set-off or counterclaim and without reduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholdings, restrictions and conditions of any nature imposed by any government or any political subdivision or taxing authority thereof (but excluding any taxes imposed on or measured by the net income of any Lender). Except as herein provided, all payments shall be received by the Agent for the ratable account of the Lenders and shall be promptly distributed by the Agent ratably to the Lenders. Unless the Company otherwise directs, principal payments shall be first applied to the applicable Domestic Rate Portion until payment in full thereof, with any balance applied to the LIBOR Portions in the order in which their Interest Periods expire.

Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the Obligations, in each instance, by the Agent or any of the Lenders after the occurrence of an Event of Default shall be remitted to the Agent and distributed as follows:

        (a) first, to the payment of any outstanding costs and expenses incurred by the Agent in protecting, preserving or enforcing rights under this Agreement or any of the other Loan Documents, and in any event including all costs and expenses of a character which the Company has agreed to pay under Section 10.4 hereof (such funds to be retained by the Agent for its own account unless it has previously been reimbursed for such costs and expenses by the Lenders, in which event such amounts shall be remitted to the Lenders to reimburse them for payments theretofore made to the Agent);

        (b) second, to the payment of any outstanding interest or other fees or amounts due under this Agreement or any of the other Loan Documents other than for principal, pro rata as among the Agent and the Lenders in accord with the amount of such interest and other fees or amounts owing each;

        (c) third, to the payment of the principal of the Notes and any liabilities in respect of unpaid drawings under the Letters of Credit, pro rata as among the Lenders in accord with the then respective unpaid principal balances of the Notes and the then unpaid liabilities in respect of unpaid drawings under the Letters of Credit;

        (d) fourth, to the Agent, to be held as collateral security for any undrawn Letters of Credit, until the Agent is holding an amount of cash equal to the then outstanding amount of all Letters of Credit; and

         (e) fifth, to the Company or to whoever the Agent reasonably determines to be lawfully entitled thereto.

        Section 3.6. Notations. Each Loan made against a Note, the status of all amounts evidenced by a Note as constituting part of the Domestic Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the rates of interest and Interest Periods applicable to such Portions shall be recorded by the relevant Lender on its books and records or, at its option in any instance, endorsed on a schedule to its Note and the unpaid principal balance and status, rates and Interest Periods so recorded or endorsed by such Lender shall be prima facie evidence in any court or other proceeding brought to enforce such Note of the principal amount remaining unpaid thereon, the status of the Loan or Loans evidenced thereby and the interest rates and Interest Periods applicable thereto; provided that the failure of a Lender to record any of the foregoing shall not limit or otherwise affect the obligation of the Company to repay the principal amount of each Note together with accrued interest thereon. Prior to any negotiation of a Note, a Lender shall record on a schedule thereto the status of all amounts evidenced thereby as constituting part of the applicable Domestic Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the rates of interest and the Interest Periods applicable thereto.

        Section 3.7. Extensions of the Commitments. Not less than 60 days or more than 120 days prior to the one-year and two-year anniversaries of the date hereof, the Company may advise the Agent in writing of its desire to extend the Termination Date for an additional one year period (but not beyond May 30, 2001) and the Agent shall promptly notify the Lenders of each such request. In the event that the Lenders are agreeable to such extension (it being understood that any Lender may accept or decline such a request in its sole discretion), the Company, the Lenders and the Agents shall enter into such documents as the Agents and Lenders may reasonably deem necessary or appropriate to reflect such extension.

SECTION 4. DEFINITIONS; INTERPRETATION.

         Section 4.1. Definitions. The following terms when used herein shall have the following meanings:

         "Adjusted LIBOR" means a rate per annum determined by the Agent in accordance with the following formula:

              Adjusted LIBOR =        LIBOR
                              ------------------------
                               100%-Reserve Percentage

"Reserve Percentage" means, for the purpose of computing Adjusted LIBOR, the maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation
D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Portions shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D. "LIBOR" means, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) 2 Business Days before the beginning of such Interest Period by 3 or more major banks in the interbank eurodollar market selected by the Agent for a period equal to such Interest Period and in an amount equal or comparable to the applicable LIBOR Portion scheduled to be outstanding from the Agent during such Interest Period. "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the date 2 Business Days before the commencement of such Interest Period. "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Banker's Association Interest Settlement Rates for U.S. Dollar deposits). Each determination of LIBOR made by the Agent shall be conclusive and binding on the Company and the Lenders absent manifest error.

         "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise; provided that, in any event for purposes of this definition, any Person that owns, directly or indirectly, 5% or more of the securities having the ordinary voting power for the election of directors or governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

         "Agent" means Harris Trust and Savings Bank and any successor thereto appointed pursuant to Section 9.1 hereof.

         "Agreement" means this Credit Agreement, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

         "Applicable LIBOR Margin" means 1.50% per annum until the first Pricing Date and thereafter from, and including, one Pricing Date to, but not including, the next Pricing Date, a rate per annum determined in accordance with the following schedule, subject, however, to the provisions set forth in the definition of Pricing Date:

     LEVERAGE RATIO FOR                           APPLICABLE LIBOR
      SUCH PRICING DATE                                MARGIN

1.      Less than 1.00 to 1.00                          0.75%

2.      Greater than or equal to                        1.00%
        1.00 to 1.00 but less than
        1.25 to 1.00

3.      Greater than or equal to                        1.25%
        1.25 to 1.00 but less than
        1.50 to 1.00

4.      Greater than or equal                           1.50%
        to 1.50 to 1.00.

         "Application" is defined in Section 1.3 hereof.

         "Assignment Agreements" is defined in Section 10.10 hereof.

         "Authorized Representative" means those persons shown on the list of officers provided by the Company pursuant to Section 6.2(a) hereof or on any update of any such list provided by the Company to the Agent, or any further or different officer of the Company so named by any Authorized Representative of the Company in a written notice to the Agent.

         "Borrowing" means the total of Loans of a single type made to the Company by all the Lenders on a single date, and if such Loans are to be part of a LIBOR Portion, for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Lenders according to their Percentages.

         "Borrowing Base" means, as of any time it is to be determined, the sum of:

         (a) 80% of the then outstanding unpaid amount of Eligible Accounts;
plus

         (b) 50% of the value (computed at the lower of market or cost using the first-in/first-out method of inventory valuation applied by the Company in accordance with GAAP) of Eligible Inventory;

        (c) 50% of the net value of all plant and equipment of the Company as shown on the financial statements of the Borrower most recently delivered pursuant to Section 7.5 hereof.

provided that the Borrowing Base shall be computed only as against and on so much of the Property as is included on the certificates to be furnished from time to time by the Company pursuant to Section 7.5(a) hereof and, if required by the Agent or the Required Lenders pursuant to any of the terms hereof as verified by such other evidence required to be furnished to the Agent or the Lenders pursuant hereto.

         "Borrowing Base Condition" shall mean that the Leverage Ratio as most recently calculated pursuant to Section 7.8 hereof is less than 1.50 to 1.00.

         "Business Day" means any day other than a Saturday or Sunday on which banks are not authorized or required to close in Chicago, Illinois and, when used with respect to LIBOR Portions, a day on which banks are also dealing in United States Dollar deposits in London, England and Nassau, Bahamas.

         "Capital Lease" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

         "Capitalized Lease Obligation" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease determined in accordance with GAAP.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

         "Commitments" means the commitments of the Lenders to extend credit under the Revolving Credit in the amounts set forth opposite their signatures hereto under the heading "Commitment" and opposite their signatures on Assignment Agreements delivered pursuant to Section 10.10 hereof under the heading "Commitment", as such amounts may be reduced pursuant hereto.

         "Company" is defined in the introductory paragraph hereof.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Current Ratio" means, at any time the same is to be determined, the ratio of current assets of the Company and its Subsidiaries to current liabilities of the Company and its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP consistently applied.

         "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

         "Domestic Rate" means, for any day, the greater of (i) the rate of interest announced by the Agent from time to time as its prime commercial rate, as in effect on such day (it being understood and agreed that such rate may not be the Agent's best or lowest rate); and (ii) the sum of (x) the rate determined by the Agent to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business
Day) by two or more Federal funds brokers selected by the Agent for the sale to the Agent at face value of Federal funds in an amount equal or comparable to the principal amount owed to the Agent for which such rate is being determined, plus
(y) 3/8 of 1%.

         "Domestic Rate Portions" is defined in Section 2.1(a) hereof.

         "EBIT" means, with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of
(i) Interest Expense for such period, plus (ii) federal, state and local income taxes for such period.

         "EBITDA" means, with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, plus (ii) federal, state and local income taxes for such period, plus (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of the Company and its Subsidiaries.

         "Eligible Account" means each account receivable of the Company that:

        (a) arises out of the sale by the Company of finished goods inventory delivered to and accepted by, or out of the rendition of services fully performed by the Company and accepted by, the account debtor on such account receivable, and such account receivable otherwise represents a final sale;

        (b) the account debtor on such account receivable is located within the United States of America or, if such right has arisen out of the sale of such goods shipped to an account debtor located in any other country, such right is secured by a valid and irrevocable letter of credit pursuant to which any of the Company or its transferee may draw on a lender reasonably acceptable to the Agent for the full amount thereof;

        (c) is the valid, binding and legally enforceable obligation of the account debtor obligated thereon and such account debtor is not (i) a Subsidiary or an Affiliate of the Company, (ii) a shareholder, director, officer or employee of the Company or any Subsidiary, (iii) the United States of America, or any state or political subdivision thereof, or any department, agency or instrumentality of any of the foregoing unless the Company has complied with the Assignment of Claims Act or any similar state or local statute, as the case may be, to the satisfaction of the Agent, (iv) a debtor under any proceeding under the United States Bankruptcy Code, as amended, or any other comparable bankruptcy or insolvency law, or (v) an assignor for the benefit of creditors;

         (d) is not evidenced by an instrument or chattel paper unless the same has been endorsed and delivered to the Agent;

         (e) is an asset of the Company to which it has good and marketable title, is freely assignable, and is free and clear of any Lien;

         (f) is net of any credit or allowance given by the Company to such account debtor;

        (g) is not owing from an account debtor who is also creditor or supplier of the Company, is not subject to any offset, counterclaim or other defense with respect thereto and, with respect to said account receivable or the contract or purchase order out of which the same arose, no surety bond was required or given in connection therewith;

        (h) is not unpaid more than 60 days after the due date (which due date must be not more than 35 days subsequent to the shipment date or the date services were fully performed by the Company);

        (i) is not owed by an account debtor who is obligated on accounts receivable owed to the Company more than 10% of the aggregate unpaid balance of which have been past due for longer than the relevant period specified in subsection (h) above unless the Agent has approved the continued eligibility thereof;

         (j) would not cause the total accounts receivable owing from any one account debtor and its Affiliates to exceed 25% of all Eligible Accounts; and

        (k) does not arise from a sale to an account debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis.

         "Eligible Inventory" means all raw material inventory of the Company (other than packaging, crating and supplies inventory), provided that such inventory:

         (a) is an asset of the Company to which it has good and marketable title, is freely assignable and is free and clear of any Lien;

         (b) is located at the Company's facilities in Eden Prairie, Minnesota, Broomfield, Colorado, Redwood Falls, Minnesota or Lincoln, California or such other locations as are approved in writing by the Agent;

         (c) is not so identified to a contract to sell that it constitutes an account; and

         (d) is not obsolete or slow moving, and is of good and merchantable quality free from any defects which might adversely affect the market value thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

         "Event of Default" means any event or condition identified as such in
Section 8.1 hereof.

         "Funded Debt" means, at any time the same is to be determined, the aggregate of all Indebtedness for Borrowed Money of the Company and its Subsidiaries at such time, plus all Indebtedness for Borrowed Money of any other Person which is directly or indirectly guaranteed by the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which the Company or any of its Subsidiaries has otherwise assured a creditor against loss.

         "GAAP" means generally accepted accounting principles as in effect from time to time, applied by the Company and its Subsidiaries on a basis consistent with the preparation of the Company's most recent financial statements furnished to the Lenders pursuant to Section 5.5 hereof.

         "Indebtedness for Borrowed Money" means for any Person (without duplication) (i) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (ii) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business which are not more than 60 days past due), (iii) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (iv) all Capitalized Lease Obligations of such Person and (v) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money.

         "Interest Expense" means, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations and all amortization of debt discount and expense) of the Company and its Subsidiaries for such period determined in accordance with GAAP.

         "Interest Period" means, with respect to any LIBOR Portion, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such LIBOR Portion and ending 1, 2, 3 or 6 months thereafter as selected by the Company in its notice as provided herein; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) no Interest Period may extend beyond the final maturity date of the relevant Notes;

                  (iii) the interest rate to be applicable to each Portion for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof; and

                  (iv) no Interest Period may be selected if after giving effect thereto the Company will be unable to make a principal payment scheduled to be made during such Interest Period without paying part of a LIBOR Portion on a date other than the last day of the Interest Period applicable thereto.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

         "Lender" means Harris Trust and Savings Bank, the other signatories hereto (other than the Company) and all other lenders becoming parties hereto pursuant to Section 10.10 hereof.

         "Letter of Credit" is defined in Section 1.3 hereof.

         "LIBOR Portions" means and includes LIBOR Portions and CD Portions, unless the context in which such term is used shall otherwise require. "LIBOR Portions" is defined in Section 2.1(a) hereof.

         "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

         "Loan Documents" means this Agreement, the Notes, the Applications, the Assignment Agreements, and each other instrument or document to be delivered hereunder or thereunder or otherwise in connection therewith.

         "Loan" is defined in Section 1.2 hereof.

         "Net Income" means, with reference to any period, the net income (or net loss) of the Company and its Subsidiaries for such period as computed on a consolidated basis in accordance with GAAP, and, without limiting the foregoing, after deduction from gross income of all expenses and reserves, including reserves for all taxes on or measured by income, but excluding any extraordinary profits and also excluding any taxes on such profits.

         "Net Worth" means, at any time the same is to be determined, the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock, but excluding minority interests in Subsidiaries) which would appear on the balance sheet of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Note" is defined in Section 1.2 hereof.

         "Obligations" means all obligations of the Company to pay principal and interest on the Loans, all reimbursement obligations owing under the Applications, all fees and charges payable hereunder, and all other payment obligations of the Company arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

         "Percentage" means, for each Lender, the percentage of the relevant Commitments represented by such Lender's Commitment or, if the Commitments have been terminated, the percentage held by such Lender (including through participation interest in Letters of Credit pursuant to Section 1.3 hereof) of the aggregate principal amount of all outstanding Obligations.

         "Person" means an individual, partnership, corporation, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

         "Plan" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group, or (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "Portion" is defined in Section 2.1(a) hereof.

         "Pricing Date" means, for any fiscal quarter of the Company ended after the date hereof, the latest date by which the Company is required to deliver a compliance certificate for such fiscal quarter pursuant to Section 7.5. The Applicable LIBOR Margin established on a Pricing Date shall remain in effect until the next Pricing Date. Subject to the next succeeding sentence, if the Company has not delivered a compliance certificate by the date such compliance certificate is required to be delivered under Section 7.5, until a compliance certificate is delivered before the next Pricing Date, the Applicable LIBOR Margin currently in effect shall remain in effect until the delivery of the new compliance certificate. If the Company subsequently delivers such a compliance certificate, the Applicable LIBOR Margin established by such late delivered compliance certificate shall take effect from the Pricing Date applicable to such late delivered compliance certificate until the next Pricing Date. In all other circumstances, the Applicable LIBOR Margin established by a compliance certificate shall be in effect from the Pricing Date that occurs immediately after the end of the Company's fiscal quarter covered by such compliance certificate until the next Pricing Date.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Required Lenders" means, as of the date of determinations thereof, those Lenders holding more than 70% of the Commitments or, in the event that no Commitments are outstanding hereunder, holding more than 70% in aggregate principal amount of the Loans and credit risk on the Letters of Credit outstanding hereunder.

         "Revolving Credit" is defined in Section 1.1 hereof.

         "Subsidiary" means any corporation or other Person more than 50% of the outstanding ordinary voting shares or other equity interests of which is at the time directly or indirectly owned by the Company, by one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries.

         "Termination Date" means May 30, 1999, or such earlier date on which the Commitments are terminated in whole pursuant to Section 3.4, 8.2 or 8.3 hereof or such later date to which the Commitments are extended pursuant to
Section 3.7 hereof.

         "Total Liabilities" means, at any time the same is to be determined, the aggregate of all indebtedness, obligations, liabilities, reserves and any other items which would be listed as a liability on a balance sheet of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, and in any event including all indebtedness and liabilities of any other Person which the Company or any Subsidiary may guarantee or otherwise be responsible or liable for (other than any liability arising out of the endorsement of commercial paper for deposit or collection received in the ordinary course of business), all indebtedness and liabilities secured by any Lien on any Property of the Company or any Subsidiary, whether or not the same would be classified as a liability on a balance sheet, the liability of the Company or any Subsidiary in respect of banker's acceptances and letters of credit, and the aggregate amount of rentals or other consideration payable by the Company or any Subsidiary in accordance with GAAP over the remaining unexpired term of all Capital Leases, but excluding all general contingency reserves and reserves for deferred income taxes and investment credit.

         "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

         "Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.

         "Wholly-Owned Subsidiary" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Company and/or one or more Wholly-Owned Subsidiaries within the meaning of this definition.

        Section 4.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

SECTION 5. REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Agent and the Lenders as follows:

        Section 5.1. Organization and Qualification. The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Minnesota, has full and adequate corporate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the failure to so license or qualify would have a material adverse effect on the financial condition, Properties, business or operation of the Company or any Subsidiary.

        Section 5.2. Subsidiaries. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying. Schedule 5.2 hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 5.2 as owned by the Company or a Subsidiary are owned, beneficially and of record, by the Company or such Subsidiary free and clear of all Liens. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

        Section 5.3. Corporate Authority and Validity of Obligations. The Company has full right and authority to enter into this Agreement and the other Loan Documents, to make the borrowings herein provided for, to issue its Notes in evidence thereof, and to perform all of its obligations hereunder and under the other Loan Documents. The Loan Documents delivered by the Company have been duly authorized, executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Company of any of the matters and things herein or therein provided for, contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon the Company or any provision of the charter, articles of incorporation or by-laws of the Company or any covenant, indenture or agreement of or affecting the Company or any of its Properties, or result in the creation or imposition of any Lien on any Property of the Company.

         Section 5.4. Use of Proceeds; Margin Stock. The Company shall use the proceeds of the Loans and other extensions of credit made available hereunder solely for its general working capital purposes and for such other legal and proper purposes as are consistent with all applicable laws. Neither the Company nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan or any other extension of credit made hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

        Section 5.5. Financial Reports. The consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1995, and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Coopers & Lybrand, independent public accountants, and the unaudited interim consolidated balance sheet of the Company and its Subsidiaries as at March 31, 1996, and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the three (3) months then ended, heretofore furnished to the Lenders, fairly present the consolidated financial condition of the Company and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis. Neither the Company nor any Subsidiary has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 7.5 hereof.

        Section 5.6. No Material Adverse Change. Since March 31, 1996, there has been no change in the condition (financial or otherwise) or business prospects of the Company or any Subsidiary except those occurring in the ordinary course of business, none of which individually or in the aggregate have been materially adverse.

        Section 5.7. Full Disclosure. The statements and information furnished to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents and the commitments by the Lenders to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Lenders acknowledging that as to any projections furnished to Lenders, the Company only represents that the same were prepared on the basis of information and estimates the Company believed to be reasonable.

        Section 5.8. Good Title. The Company and its Subsidiaries each have good and defensible title to their assets as reflected on the most recent consolidated balance sheet of the Company and its Subsidiaries furnished to the Lenders (except for sales of assets by the Company and its Subsidiaries in the ordinary course of business), subject to no Liens other than such thereof as are permitted by Section 7.16 hereof.

        Section 5.9. Litigation and Other Controversies. There is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of the Company threatened, against the Company or any Subsidiary which if adversely determined would (a) impair the validity or enforceability of, or impair the ability of the Company to perform its obligations under, this Agreement or any other Loan Document or (b) result in any material adverse change in the financial condition, Properties, business or operations of the Company or any Subsidiary.

        Section 5.10. Taxes. All tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns, have been paid. The Company does not know of any proposed additional tax assessment against it or its Subsidiaries for which adequate provision in accordance with GAAP has not been made on its accounts. Adequate provisions in accordance with GAAP for taxes on the books of the Company and each Subsidiary have been made for all open years, and for its current fiscal period.

        Section 5.11. Approvals. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Company or any other Person, is or will be necessary to the valid execution, delivery or performance by the Company of this Agreement or any other Loan Document.

        Section 5.12. Affiliate Transactions. Neither the Company nor any Subsidiary is a party to any contracts or agreements with any of its Affiliates on terms and conditions which are less favorable to the Company or such Subsidiary than would be usual and customary in similar contracts or agreements between Persons not affiliated with each other.

         Section 5.13. Investment Company; Public Utility Holding Company. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        Section 5.14. ERISA. The Company and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with ERISA and the Code to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Company nor any Subsidiary has any contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

        Section 5.15. Compliance with Laws. The Company and each of its Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Properties or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), non-compliance with which could have a material adverse effect on the financial condition, Properties, business or operations of the Company or any Subsidiary. Neither the Company nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a material adverse effect on the financial condition, Properties, business or operations of the Company or any Subsidiary.

        Section 5.16. Other Agreements. Neither the Company nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting the Company, any Subsidiary or any of their Properties, which default if uncured would have a material adverse effect on the financial condition, Properties, business or operations of the Company or any Subsidiary.

         Section 5.17. No Default. No Default or Event of Default has occurred and is continuing.

SECTION 6. CONDITIONS PRECEDENT.

         The obligation of the Lenders to make any Loan or of the Agent to issue any Letter of Credit under this Agreement is subject to the following conditions precedent:

         Section 6.1. All Advances. As of the time of the making of each extension of credit (including the initial extension of credit) hereunder:

        (a) each of the representations and warranties set forth in Section 5 hereof and in the other Loan Documents shall be true and correct as of such time, except to the extent the same expressly relate to an earlier date;

        (b) the Company shall be in full compliance with all of the terms and conditions of this Agreement and of the other Loan Documents, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of making such extension of credit;

        (c) after giving effect to such extension of credit the aggregate principal amount of all Loans and Letters of Credit outstanding under this Agreement shall not (A) during such periods the Borrowing Base Condition has not been satisfied exceed the lesser of (i) the Commitments and (ii) the Borrowing Base and (B) during such time as the Borrowing Base Condition has been satisfied, exceed the Commitments;

        (d) in the case of the issuance of any Letter of Credit, the Agent shall have received a properly completed Application therefor together with the fees called for hereby; and

        (e) such extension of credit shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Agent or any Lender (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

The Company's request for any Loan or Letter of Credit shall constitute its warranty as to the facts specified in subsections (a) through (d), both inclusive, above.

         Section 6.2. Initial Advance. At or prior to the making of the initial extension of credit hereunder, the following conditions precedent shall also have been satisfied:

        (a) the Agent shall have received the following for the account of the Lenders (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Agent:

                  (i) the Notes;

                  (ii) copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Agreement and the other Loan Documents to the extent the Agent or its counsel may reasonably request;

                  (iii) an incumbency certificate containing the name, title and genuine signatures of each of the Company's Authorized Representatives;

                  (iv) evidence of insurance required by Section 7.4 hereof; and

         (b) each Lender shall have received such valuations and certifications as it may require in order to satisfy itself as to the financial condition of the Company and its Subsidiaries, and the lack of material contingent liabilities of the Company and its Subsidiaries;

         (c) legal matters incident to the execution and delivery of this Agreement and the other Loan Documents and to the transactions contemplated hereby shall be satisfactory to each Lender and its counsel; and the Agent shall have received for the account of the Lenders the favorable written opinion of counsel for the Company in form and substance satisfactory to the Lender and its counsel;

        (d) the Agent shall have received for the account of the Lenders a Borrowing Base certificate in the form attached hereto as Exhibit C showing the computation of the Borrowing Base in reasonable detail as of the close of business on April 28, 1996;

         (e) the Agent shall have received for the account of the Lenders a good standing certificate for the Company (dated as of the date no earlier than 30 days prior to the date hereof) from the office of the secretary of state of the state of its incorporation and each state in which it is qualified to do business as a foreign corporation;

         (f) the Agent shall have received for the account of the Lenders such other agreements, instruments, documents, certificates and opinions as the Agent or the Lenders may reasonably request; and

         (g) the Agent shall have received a duly completed "Environmental Checklist" in the form customarily prescribed by the Agent.

         Section 6.3. Use of Initial Loan. The initial Loan hereunder shall be in an amount sufficient to, and the Company hereby irrevocably authorizes and directs the Lenders to apply such Loans to, pay and discharge all indebtedness of the Company owing to Firstar (other than the Existing Letter of Credit).

SECTION 7. COVENANTS.

        The Company agrees that, so long as any credit is available to or in use by the Company hereunder, except to the extent compliance in any case or cases is waived in writing by the Required Lenders:

        Section 7.1. Maintenance of Business. The Company shall, and shall cause each Subsidiary to, preserve and maintain its existence. The Company shall, and shall cause each Subsidiary to, preserve and keep in force and effect all licenses, permits and franchises necessary to the proper conduct of its business.

        Section 7.2. Maintenance of Properties. The Company shall maintain, preserve and keep its property, plant and equipment in good repair, working order and condition (ordinary wear and tear excepted) and shall from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, and shall cause each Subsidiary to do so in respect of Property owned or used by it.

        Section 7.3. Taxes and Assessments. The Company shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

        Section 7.4. Insurance. The Company shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Company shall insure, and shall cause each Subsidiary to insure, such other hazards and risks (including employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Company shall upon request furnish to the Agent and any Lender a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

        Section 7.5. Financial Reports. The Company shall, and shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Agent, each Lender and each of their duly authorized representatives such information respecting the business and financial condition of the Company and its Subsidiaries as the Agent or such Lender may reasonably request; and without any request, shall furnish to the Lenders:

                  (a) as soon as available, and in any event within 15 days after the last day of each calendar month, a Borrowing Base certificate in the form attached hereto as Exhibit B showing the computation of the Borrowing Base in reasonable detail as of the close of business on the last day of such month, prepared by the Company and certified to by its President or chief financial officer;

                  (b) as soon as available, and in any event within 45 days after the close of each fiscal quarter accounting period of the Company, a copy of the consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the last day of such period and the consolidated and consolidating statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the quarter and for the fiscal year-to-date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Company in accordance with GAAP and certified to by its President or chief financial officer;

                  (c) as soon as available, and in any event within 120 days after the close of each annual accounting period of the Company, a copy of the consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the last day of the period then ended and the consolidated and consolidating statements of income, stockholders' equity and cash flows of the Company and its Subsidiaries for the period then ended, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Coopers & Lybrand or another firm of independent public accountants of recognized national standing, selected by the Company and satisfactory to the Required Lenders, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Company and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                  (d) within the period provided in subsection (c) above, the written statement of the accountants who certified the audit report thereby required that in the course of their audit they have obtained no knowledge of any Default or Event of Default, or, if such accountants have obtained knowledge of any such Default or Event of Default, they shall disclose in such statement the nature and period of the existence thereof;

                  (e) promptly after receipt thereof, any additional written reports, management letters or other detailed information contained in writing concerning significant aspects of the Company's or any Subsidiary's operations and financial affairs given to it by its independent public accountants;

                  (f) as soon as available, and in any event within fifteen (15) days prior to the end of each fiscal year of the Company, a copy of the Company's consolidated and consolidating business plan for the following fiscal year, such business plan to show the Company's projected consolidated and consolidating revenues, expenses, and balance sheet on month-by-month basis, such business plan to be in reasonable detail prepared by the Company and in form reasonably satisfactory to the Required Lenders; and

                  (g) promptly after knowledge thereof shall have come to the attention of any responsible officer of the Company, written notice of any threatened or pending litigation or governmental proceeding or labor controversy against the Company or any Subsidiary which, if adversely determined, would adversely effect the financial condition, Properties, business or operations of the Company or any Subsidiary or of the occurrence of any Default or Event of Default hereunder.

Each of the financial statements furnished to the Lenders pursuant to subsections (b) and (c) of this Section shall be accompanied by a written certificate in the form attached hereto as Exhibit C signed by the President or chief financial officer of the Company to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Company to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Sections 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13 and 7.14 of this Agreement.

        Section 7.6. Inspection. The Company shall, and shall cause each Subsidiary to, permit the Agent, each Lender and each of their duly authorized representatives and agents to visit and inspect any of the Properties, corporate books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision the Company hereby authorizes such accountants to discuss with the Agent and such Lenders the finances and affairs of the Company and of each Subsidiary) at Ssuch reasonable times and reasonable intervals as the Agent or any such Lender may designate.

        Section 7.7. Minimum Net Worth. The Company shall not as of the last day of each fiscal quarter of the Company permit Net Worth to be less than the sum of (i) $21,367,000 plus (ii) 90% of positive Net Income of the Company and its Subsidiaries for each fiscal year commencing on or after January 1, 1996 (but without subtraction for any negative Net Income for any such period) plus (iii) 75% of the net proceeds of the sale of equity securities issued by the Company.

        Section 7.8. Leverage Ratio. The Company shall not as of the last day of each fiscal quarter of the Company occurring during the periods specified below, permit the ratio of Total Liabilities to Net Worth (the "Leverage Ratio") to be more than:

                                               LEVERAGE RATIO SHALL
FROM AND INCLUDING       TO AND INCLUDING        NOT BE MORE THAN

The date hereof          August 31, 1996          2.80 to 1.00
September 1, 1996        March 31, 1997           2.50 to 1.00
April 1, 1997            March 31, 1998           2.00 to 1.00
April 1, 1998            Thereafter               1.50 to 1.00

        Section 7.9. Interest Coverage Ratio. The Company shall not as of the last day of each fiscal quarter of the Company permit the ratio of EBIT for the four fiscal quarters of the Company then ended to Interest Expense for the same four fiscal quarters then ended (the "Interest Coverage Ratio") to be less than
3.00 to 1.00.

        Section 7.10. Current Ratio. The Company shall not as of the last day of each fiscal quarter of the Company occurring during the periods specified below permit the Current Ratio to be less than:

                                                       CURRENT RATIO SHALL
FROM AND INCLUDING            TO AND INCLUDING           NOT BE LESS THAN

The date hereof                August 31, 1996              1.10 to 1.00
September 1, 1996              Thereafter                   1.25 to 1.00

        Section 7.11. Net Income. The Company and its Subsidiaries on a consolidated basis, shall have for each fiscal quarter Net Income of at least $1, and the Company shall not permit Zytec Corporation GmbH to have net income (as determined in accordance with GAAP) of less than $1 for any two consecutive fiscal quarters.

        Section 7.12. Funded Debt to EBITDA Ratio. The Company shall not as of the last day of each fiscal quarter of the Company ending during the periods specified below, permit the ratio of Funded Debt to EBITDA for the four fiscal quarters of the Company then ended (the "Funded Debt to EBITDA Ratio") to be more than:

                                                            FUNDED DEBT TO
FROM AND INCLUDING            TO AND INCLUDING                EBITDA RATIO

The date hereof               March 31, 1997                  3.00 to 1.00
April 1, 1997                 Thereafter                      2.50 to 1.00

        Section 7.13. Rental Expense. The Company will not, nor will it permit any Subsidiary to, acquire the use or possession of any real or personal property under a lease or similar arrangement if after giving effect thereto, the aggregate amount of fixed rentals and other consideration payable by the Company and its Subsidiaries under all such leases or arrangements would exceed $3,000,000 in the aggregate for any fiscal year of the Company. Capital Leases shall not be included in computing compliance with this Section to the extent the Company's and its Subsidiaries' liability in respect of the same is permitted under Section 7.15(a) hereof.

        Section 7.14. Capital Expenditures. The Company will not, nor will it permit any Subsidiary to, expend or become obligated for capital expenditures (as determined in accordance with GAAP) in an aggregate amount in excess of $13,500,000 during any fiscal year.

        Section 7.15. Indebtedness for Borrowed Money. The Company shall not, nor shall it permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money; provided, however, that the foregoing shall not restrict nor operate to prevent:

                  (a) purchase money indebtedness and Capitalized Lease Obligations of the Company secured by Liens permitted by Section 7.16(d) hereof in an aggregate amount not to exceed $6,000,000 at any one time outstanding;

                  (b) the Obligations of the Company owing to the Agent and the Lenders under this Agreement;

                  (c) obligations of Zytec Corporation in connection with the City of Redwood Falls, Minnesota Variable Rate Demand Industrial Development Revenue Refunding Bonds, Series 1994 (Zytec Corporation); and

                  (d) obligations of Zytec GmbH in an aggregate principal amount not to exceed U.S. $11,000,000.

        Section 7.16. Liens. The Company shall not, nor shall it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by the Company or any Subsidiary; provided, however, that the foregoing shall not apply to nor operate to prevent:

                  (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with tenders, contracts or leases to which the Company or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

                  (b) mechanics', workmen's, materialmen's, landlords', carriers', or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest; provided that the aggregate obligations secured by such Liens shall not at any time exceed $100,000;

                  (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Company and its Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $500,000 at any one time outstanding; and

                  (d) Liens on Property of the Company or any Subsidiary created solely for the purpose of securing indebtedness permitted by Section 7.15(a) and (d) hereof, representing or incurred to finance, refinance or refund the purchase price of Property, provided that no such Lien shall extend to or cover other Property of the Company or any Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the original purchase price of such Property.

        Section 7.17. Investments, Acquisitions, Loans, Advances and Guaranties. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for travel advances and other similar cash advances made to employees in the ordinary course of business) to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing shall not apply to nor operate to prevent:

                  (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

                  (b) investments in commercial paper rated at least P-1 by Moody's Investors Services, Inc. and at least A-1 by Standard & Poor's Corporation maturing within 270 days of the date of issuance thereof;

                  (c) investments in certificates of deposit issued by any United States commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less;

                  (d) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business; and

                  (e) inter-company loans and advances not aggregating more than $6,000,000 at any one time outstanding.

In determining the amount of investments, acquisitions, loans, advances and guarantees permitted under this Section, investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and guarantees shall be taken at the amount of obligations guaranteed thereby.

        Section 7.18. Mergers, Consolidations and Sales. The Company shall not, nor shall it permit any Subsidiary to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any substantial part of its Property, including any disposition of Property as part of a sale and leaseback transaction, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that (i) this Section 7.19 shall not apply to nor operate to prevent the Company or any Subsidiary from selling its inventory in the ordinary course of its business; and (ii) the Company may consolidate or merge with any other Person if
(A) the Company is the surviving or continuing corporation, (B) at the time of such consolidation or merger, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (C) the Company shall have delivered to the Agent (I) a certificate of an Authorized Representative demonstrating, after giving effect to such consolidation or merger, a projected Funded Debt to EBITDA Ratio for each of the next four fiscal quarters of the Company of not less than that required for such periods by Section 7.13 hereof and (II) a statement of the relevant assumptions upon which the projected statements used in determining such projected Funded Debt to EBITDA Ratio are based. The term "substantial" as used herein shall mean the sale, transfer, lease or other disposition in any fiscal year of five percent (5%) or more of the Properties of the Company and its Subsidiaries taken as a whole.

        Section 7.19. Maintenance of Subsidiaries. The Company shall not assign, sell or transfer, or permit any Subsidiary to issue, assign, sell or transfer, any shares of capital stock of a Subsidiary; provided that the foregoing shall not operate to prevent the issuance, sale and transfer to any person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary.

        Section 7.20. Dividends and Certain Other Restricted Payments. The Company will not during any fiscal year (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock (other than dividends payable solely in its capital stock) or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock (all of the foregoing non-excepted declarations, payments, distributions, purchases, redemptions, acquisitions and retirements being referred to collectively herein as "Restricted Payments"); provided, however, that the Company may make Restricted Payments if and only if (y) at the time each such Restricted Payment is made and after giving effect thereto, no Default or Event of Default occurs and is continuing and (z) the aggregate principal amount of Restricted Payments by the Company in any single fiscal year shall not exceed 10% of positive Net Income for the immediately preceding fiscal year.

        Section 7.21. ERISA. The Company shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its Properties. The Company shall, and shall cause each Subsidiary to, promptly notify the Agent and each Lender of (i) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan,
(ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which would result in the incurrence by the Company or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

        Section 7.22. Compliance with Laws. The Company shall, and shall cause each Subsidiary to, comply in all respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to their Properties or business operations, non-compliance with which could have a material adverse effect on the financial condition, Properties, business or operations of the Company or any Subsidiary or could result in a Lien upon any of their Property.

        Section 7.23. Burdensome Contracts With Affiliates. The Company shall not, nor shall it permit any Subsidiary to, enter into any contract, agreement or business arrangement with any of its Affiliates (other than with Wholly-Owned Subsidiaries) on terms and conditions which are less favorable to the Company or such Subsidiary than would be usual and customary in similar contracts, agreements or business arrangements between Persons not affiliated with each other.

         Section 7.24. Negative Pledges; Subsidiary Payments. The Company will not, nor will it permit any Subsidiary to, enter into any agreement (excluding this Agreement) (a) prohibiting the creation or assumption of any Lien upon their respective properties, revenues, or assets, whether now owned or hereafter acquired; (b) which would restrict the ability of any Subsidiary to pay or make dividends or distributions in cash or kind, to make loans, advances or other payments of whatsoever nature, or to make transfers or distributions of all or any part of its assets, in each case to the Company or to any corporation as to which such Subsidiary is a Subsidiary; or (c) which would require the consent or waiver of any third party to any amendment to this Agreement or any other Loan Document.

        Section 7.25. No Changes in Fiscal Year. Neither the Company nor any Subsidiary shall change its fiscal year from its present basis without the prior written consent of the Required Lenders.

        Section 7.26. Formation of Subsidiaries. Except for existing Subsidiaries designated on Schedule 5.2 hereto, the Company shall not, nor shall it permit any Subsidiary to, form or acquire any Subsidiary without the prior written consent of the Required Lenders.

        Section 7.27. Change in the Nature of Business. The Company shall not, and shall not permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Company or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by the Company or such Subsidiary on the date of this Agreement.

        Section 7.28. Issuance of Replacement Letter of Credit. Within 90 days from the date hereof, the Company (i) will request that the Agent deliver to the beneficiary of the Existing Letter of Credit a Letter of Credit to be issued to replace the Existing Letter of Credit and (ii) will deliver to Firstar the Existing Letter of Credit marked "cancelled".

SECTION 8. EVENTS OF DEFAULT AND REMEDIES.

         Section 8.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:

                  (a) default in the payment when due of all or any part of the principal of or interest on any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any reimbursement obligation owing under any Application or of any fee or other Obligation payable by the Company hereunder or under any other Loan Document; or

                  (b) default in the observance or performance of any covenant set forth in Sections 7.1, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.14,
         7.15, 7.16, 7.18, 7.20 or 7.24; or

                  (c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty (30) days after the earlier of (i) the date on which such failure shall first become known to any officer of the Company or (ii) written notice thereof is given to the Company by the Agent or any Lender; or

                  (d) any representation or warranty made by the Company herein or in any other Loan Document, or in any statement or certificate furnished by it pursuant hereto or thereto, or in connection with any extension of credit made hereunder, proves untrue in any material respect as of the date of the issuance or making thereof; or

                  (e) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or any of the Loan Documents shall for any reason not be or shall cease to be in full force and effect or any of the Loan Documents is declared to be null and void; or

                  (f) default shall occur under any Indebtedness for Borrowed Money issued, assumed or guaranteed by the Company or any Subsidiary, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due (whether by lapse of time, acceleration or otherwise); or

                  (g) any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $500,000 shall be entered or filed against the Company or any Subsidiary or against any of their Property and which remains unvacated, unbonded, unstayed or unsatisfied for a period of 30 days; or

                  (h) the Company or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess $500,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $500,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Company or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Company or any member of its Controlled Group to enforce
         Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

                  (i) dissolution or termination of the existence of the Company or any Subsidiary; or

                  (j) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company (or other securities convertible into such securities) representing 10% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency; or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Company shall cease for any reason to constitute a majority of the board of directors of the Company; or

                  (k) the Company or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (i) through (v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 8.1(l) hereof; or

                  (l) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any Subsidiary or any substantial part of any of their Property, or a proceeding described in Section 8.1(k)(v) shall be instituted against the Company or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.

        Section 8.2. Non-Bankruptcy Defaults. When any Event of Default described in subsection (a) through (j), both inclusive, of Section 8.1 has occurred and is continuing, the Agent shall, upon the request of the Required Lenders, by notice to the Company, take one or more of the following actions:

                  (a) terminate the obligations of the Lenders to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice;

                  (b) declare the principal of and the accrued interest on the Notes to be forthwith due and payable and thereupon the Notes, including both principal and interest and all fees, charges and other Obligations payable hereunder and under the other Loan Documents, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind; and

                  (c) enforce any and all rights and remedies available to it under the Loan Documents or applicable law.

        Section 8.3. Bankruptcy Defaults. When any Event of Default described in subsection (k) or (l) of Section 8.1 has occurred and is continuing, then the Notes, including both principal and interest, and all fees, charges and other Obligations payable hereunder and under the other Loan Documents, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligations of the Lenders to extend further credit pursuant to any of the terms hereof shall immediately terminate. In addition, the Agent may exercise any and all remedies available to it under the Loan Documents or applicable law.

         Section 8.4. Collateral for Undrawn Letters of Credit. When any Event of Default, other than an Event of Default described in subsection (k) or (l) of
Section 8.1, has occurred and is continuing, the Company shall, upon demand of the Agent (which demand shall be made upon the request of the Required Lenders), and when any Event of Default described in subsection (k) or (l) of Section 8.1 has occurred the Company shall, without notice or demand from the Agent, immediately pay to the Agent the full amount of each Letter of Credit then outstanding, the Company agreeing to immediately make such payment and acknowledging and agreeing that the Agent and the Lenders would not have an adequate remedy at law for failure of the Company to honor any such demand and that the Agent and the Lenders shall have the right to require the Company to specifically perform such undertaking whether or not any draws have been made under any such Letters of Credit. SECTION 9. THE AGENT

SECTION 9. THE AGENT

        Section 9.1. Appointment and Authorization. Each Lender hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are designated to the Agent by the terms hereof and thereof together with such powers as are reasonably incidental thereto. The Lenders expressly agree that the Agent is not acting as a fiduciary of the Lenders in respect of the Loan Documents, the Company or otherwise, and nothing herein or in any of the other Loan Documents shall result in any duties or obligations on the Agent or any of the Lenders except as expressly set forth herein. The Agent may resign at any time by sending 20 days prior written notice to the Company and the Lenders. In the event of any such resignation, the Required Lenders may appoint a new agent after consultation with the Company, which shall succeed to all the rights, powers and duties of the Agent hereunder and under the other Loan Documents. Any resigning Agent shall be entitled to the benefit of all the protective provisions hereof with respect to its acts as an agent hereunder, but no successor Agent shall in any event be liable or responsible for any actions of its predecessor. If the Agent resigns and no successor is appointed, the rights and obligations of such Agent shall be automatically assumed by the Required Lenders and the Company shall be directed to make all payments due each Lender hereunder directly to such Lender.

        Section 9.2. Rights as a Lender. The Agent has and reserves all of the rights, powers and duties hereunder and under the other Loan Documents as any Lender may have and may exercise the same as though it were not the Agent and the terms "Lender" or "Lenders" as used herein and in all of such documents shall, unless the context otherwise expressly indicates, include the Agent in its individual capacity as a Lender.

        Section 9.3. Standard of Care. The Lenders acknowledge that they have received and approved copies of the Loan Documents and such other information and documents concerning the transactions contemplated and financed hereby as they have requested to receive and/or review. The Agent makes no representations or warranties of any kind or character to the Lenders with respect to the validity, enforceability, genuineness, perfection, value, worth or collectibility hereof or of the Notes or any of the other Obligations or of any of the other Loan Documents or of any other documents called for hereby or thereby. The Agent may rely exclusively on reports of the Company in computing the Borrowing Base. Neither the Agent nor any director, officer, employee, agent or representative thereof (including any security trustee therefor) shall in any event be liable for any clerical errors or errors in judgment, inadvertence or oversight, or for action taken or omitted to be taken by it or them hereunder or under the other Loan Documents or in connection herewith or therewith except for its or their own gross negligence or willful misconduct. The Agent shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, certificate, warranty, instruction or statement (oral or written) of anyone (including anyone in good faith believed by it to be authorized to act on behalf of the Company), unless it has actual knowledge of the untruthfulness of same. The Agent may execute any of its duties hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agencies hereby created and its duties hereunder, and shall incur no liability to anyone and be fully protected in acting upon the advice of such counsel. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Lender. The Agent shall in all events be fully protected in acting or failing to act in accord with the instructions of the Required Lenders. Upon the occurrence of an Event of Default hereunder, the Agent shall take such action as it shall be directed to take by the Required Lenders but unless and until the Required Lenders have given such direction the Agent shall take or refrain from taking such actions as it deems appropriate and in the best of interest of all Lenders. The Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by the Agent by reason of taking or continuing to take any such action. The Agent may treat the owner of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such owner in form satisfactory to the Agent. Each Lender acknowledges that it has independently and without reliance on the Agent or any other Lender and based upon such information, investigations and inquiries as it deems appropriate made its own credit analysis and decision to extend credit to the Company. It shall be the responsibility of each Lender to keep itself informed as to the creditworthiness of the Company and the Agent shall have no liability to any Lender with respect thereto.

        Section 9.4. Costs and Expenses. Each Lender agrees to reimburse the Agent for all costs and expenses suffered or incurred by the Agent or any security trustee in performing its duties hereunder and under the other Loan Documents, or in the exercise of any right or power imposed or conferred upon the Agent hereby or thereby, to the extent that the Agent is not promptly reimbursed for same by the Company, all such costs and expenses to be borne by the Lenders ratably in accordance with the amounts of their respective Commitments. If any Lender fails to reimburse the Agent for such Lender's share of any such costs and expenses, such costs and expenses shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.

        Section 9.5. Indemnity. The Lenders shall ratably indemnify and hold the Agent, and its directors, officers, employees, agents and representatives (including as such any security trustee therefor) harmless from and against any liabilities, losses, costs and expenses suffered or incurred by them hereunder or under the other Loan Documents or in connection with the transactions contemplated hereby or thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Company and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. If any Lender defaults in its obligations hereunder, its share of the obligations shall be paid pro rata by the remaining Lenders, but without in any manner releasing the defaulting Lender from its liability hereunder.

SECTION 10.     MISCELLANEOUS.

        Section 10.1. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 10.1(b) hereof, each payment by the Company under this Agreement and under any other Loan Document shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Company is domiciled, any jurisdiction from which the Company makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Company shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Lender and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Lender or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Lender pays any amount in respect of any such taxes, penalties or interest, the Company shall reimburse the Agent or such Lender for that payment on demand in the currency in which such payment was made. If the Company pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Lender or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment.

        (b) U.S. Withholding Tax Exemptions. Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Company and the Agent on or before the earlier of the date the initial Borrowing is made hereunder and 30 days after the date hereof, two duly completed and signed copies of either Form 1001 (relating to such Lender and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Loans) or Form 4224 (relating to all amounts to be received by such Lender, including fees, pursuant to the Loan Documents and the Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each Lender shall submit to the Company and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Company in a written notice, directly or through the Agent, to such Lender and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Lender, including fees, pursuant to the Loan Documents or the Loans.

        (c) Inability of Bank to Submit Forms. If any Lender determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Company or the Agent any form or certificate that such Lender is obligated to submit pursuant to subsection (b) of this Section 10.1 or that such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Company and Agent of such fact and the Lender shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

        Section 10.2. Non-Business Days. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

        Section 10.3. No Waiver, Cumulative Remedies. No delay or failure on the part of any Lender or on the part of any holder of any of the Obligations in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Lenders and any of the holders of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

        Section 10.4. Waivers, Modifications and Amendments. Any provision hereof or of any of the other Loan Documents may be amended, modified, waived or released and any Default or Event of Default and its consequences may be rescinded and annulled upon the written consent of the Required Lenders; provided, however, that without the consent of all Lenders no such amendment, modification or waiver shall increase the amount or extend the term of any Lender's Commitment or reduce the amount of any principal of or interest rate applicable to, or extend the maturity of, any Obligation owed to it or reduce the amount of the fees to which it is entitled hereunder or change this Section or change the definition of "Required Lenders" or change the number of Lenders required to take any action hereunder or under any of the other Loan Documents. No amendment, modification or waiver of the Agent's protective provisions shall be effective without the prior written consent of the Agent.

        Section 10.5. Costs and Expenses. The Company agrees to pay on demand the costs and expenses of the Agent in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Loan Documents and the other instruments and documents to be delivered hereunder or thereunder, and in connection with the recording or filing of any of the foregoing, and in connection with the transactions contemplated hereby or thereby, and in connection with any consents hereunder or waivers or amendments hereto or thereto, including the fees and expenses of Messrs. Chapman and Cutler, counsel for the Agent, with respect to all of the foregoing (whether or not the transactions contemplated hereby are consummated). In addition, at the time of requesting any amendment hereof or consent or waiver hereunder, the Company must negotiate with the Lenders a fee to the Lenders for engaging in and documenting such action. The Company further agrees to pay to Agent and the Lenders and any other holders of the Obligations all costs and expenses (including court costs and attorneys' fees), if any, incurred or paid by the Agent, the Lenders or any other holders of the Obligations in connection with any Default or Event of Default or in connection with the enforcement of this Agreement or any of the other Loan Documents or any other instrument or document delivered hereunder or thereunder. The Company further agrees to indemnify and save the Lenders, the Agent and any security trustee for the Lenders harmless from any and all liabilities, losses, costs and expenses incurred by the Lenders or the Agent in connection with any action, suit or proceeding brought against the Agent, or any security trustee or any Lender by any Person (but excluding attorneys' fees for litigation solely between the Lenders to which the Company is not a party) which arises out of the transactions contemplated or financed hereby or out of any action or inaction by the Agent, any security trustee or any Lender hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The provisions of this Section and the protective provisions of Section 2 hereof shall survive payment of the Obligations.

        Section 10.6. Documentary Taxes. The Company agrees to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

        Section 10.7. Survival of Representations. All representations and warranties made herein or in any of the other Loan Documents or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

        Section 10.8. Survival of Indemnities. All indemnities and other provisions relative to reimbursement to the Agent and the Lenders of amounts sufficient to protect the yield of the Agent and the Lenders with respect to the Loans and Letters of Credit, including, but not limited to, Sections 1.3, 2.7, and 2.9 hereof, shall survive the termination of this Agreement and the payment of the Obligations.

        Section 10.9. Participations. Any Lender may grant participations in its extensions of credit hereunder to any other Lender or other lending institution (a "Participant"), provided that (i) no Participant shall thereby acquire any direct rights under this Agreement, (ii) no Lender shall agree with a Participant not to exercise any of such Lender's rights hereunder without the consent of such Participant except for rights which under the terms hereof may only be exercised by all Lenders and (iii) no sale of a participation in extensions of credit shall in any manner relieve the selling Lender of its obligations hereunder.

        Section 10.10. Assignment Agreements. Each Lender may, from time to time upon at least 5 Business Days' prior written notice to the Agent, assign to other commercial lenders part of its rights and obligations under this Agreement (including without limitation the indebtedness evidenced by the Notes then owned by such assigning Lender, together with an equivalent proportion of its Commitments to make Loans hereunder) pursuant to written agreements executed by such assigning Lender, such assignee lender or lenders, the Company and the Agent, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Notes which is to be assigned to each such assignee lender and the portion of the Commitments of the assigning Lender to be assumed by it (the "Assignment Agreements"); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement and the assignment shall cover the same percentage of such Lender's Commitments, Loans, Notes and credit risk with respect to Letters of Credit; (ii) unless the Agent otherwise consents, the aggregate amount of the Commitments, Loans, Notes and credit risk with respect to Letters of Credit of the assigning Lender being assigned pursuant to each such assignment (determined as of the effective date of the relevant Assignment Agreement) shall in no event be less than $1,500,000 and shall be an integral multiple of $500,000; (iii) the Agent and the Company must each consent, which consent shall not be unreasonably withheld, to each such assignment to a party which was not an original signatory of this Agreement; and (iv) the assigning Lender must pay to the Agent a processing and recordation fee of $5,000 and any out-of-pocket attorneys' fees and expenses incurred by the Agent in connection with such Assignment Agreement. Upon the execution of each Assignment Agreement by the assigning Lender thereunder, the assignee lender thereunder, the Company and the Agent and payment to such assigning Lender by such assignee lender of the purchase price for the portion of the indebtedness of the Company being acquired by it, (i) such assignee lender shall thereupon become a "Lender" for all purposes of this Agreement with Commitments in the amounts set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Lender hereunder, (ii) such assigning Lender shall have no further liability for funding the portion of its Commitments assumed by such other Lender and (iii) the address for notices to such assignee Lender shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, the Company shall execute and deliver a Note to the assignee Lender in the amount of its Commitment and a new Note to the assigning Lender in the amount of its Commitment after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "Notes" for all purposes of this Agreement and of the other Loan Documents.

        Section 10.11. Notices. Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, in the case of the Company, or on the appropriate signature page hereof, in the case of the Lenders and the Agent, or such other address or telecopier number as such party may hereafter specify by notice to the Agent and the Company given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder to the Company shall be addressed to:

        Zytec Corporation
        7575 Market Place Drive
        Eden Prairie, Minnesota  55344
        Attention:  John B. Rogers, Treasurer
        Telephone:  (612) 941-1100
        Telecopy:   (612) 829-1837

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section; provided that any notice given pursuant to Section 1 or Section 2 hereof shall be effective only upon receipt.

        Section 10.12. Construction. The parties hereto acknowledge and agree that this Agreement and the other Loan Documents shall not be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of this Agreement and the other Loan Documents.

         Section 10.13. Headings. Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

        Section 10.14. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. All rights, remedies and powers provided in this Agreement and the other Loan Documents may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement and the other Loan Documents are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement or the other Loan Documents invalid or unenforceable.

        Section 10.15. Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

        Section 10.16. Entire Understanding. This Agreement together with the other Loan Documents constitute the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby except for prior understandings related to fees payable to the Agent upon the initial closing of the transactions contemplated hereby.

        Section 10.17. Binding Nature, Governing Law, Etc. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Agent and the Lenders and the benefit of their successors and assigns, including any subsequent holder of an interest in the Obligations. The Company may not assign its rights hereunder without the written consent of the Lenders. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         Section 10.18. Submission to Jurisdiction; Waiver of Jury Trial. The Company hereby submits to the non-exclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE COMPANY, THE AGENT, AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         Section 10.19. Sharing Set-Off. Each of the Lenders hereby agrees with each other Lender that if it should receive or obtain any payment (whether by voluntary payment, by realization upon collateral, by the exercise of rights of set-off or banker's lien, by counterclaim or cross action, or by the enforcement of any rights under this Agreement, any of the other Loan Documents or otherwise) in respect of the Obligations in a greater amount than such Lender would have received had such payment been made to the Agent and been distributed among the Lenders as contemplated by Section 3.5 hereof then in that event the Lender receiving such disproportionate payment shall purchase for cash without recourse from the other Lenders an interest in the Obligations of the Company to such Lenders in such amount as shall result in a distribution of such payment as contemplated by Section 3.5 hereof. In the event any payment made to a Lender and shared with the other Lenders pursuant to the provisions hereof is ever recovered from such Lender, the Lenders receiving a portion of such payment hereunder shall restore the same to the payor Lender, but without interest.

         Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall constitute a contract between us for the uses and purposes hereinabove set forth.

         Dated as of this 30th day of May, 1996.

                            ZYTEC CORPORATION

                            By /s/ Ronald D. Schmidt
                                    Name:  Ronald D. Schmidt
                                    Title:  President

Amount and Percentage of Commitments:
66.66666667%
Commitment:                        HARRIS TRUST AND SAVINGS BANK

$15,333,333.34

                                   By /s/ Catherine C. Ciolek
                                          Name:  Catherine C. Ciolek
                                          Title:  Vice President

                                   111 West Monroe Street
                                   Chicago, Illinois  60603
                                   Attention:  Catherine C. Ciolek
                                   Telephone:  (312) 461-7009
                                   Telecopy:  (312) 461-2591

Amount and Percentage of Commitments:
33.33333333%

Commitment:                        FIRSTAR BANK OF MINNESOTA, NATIONAL
$7,666,666.66                       ASSOCIATION

                                   By /s/ Karen S. Paris
                                           Name: Karen S. Paris
                                           Title: Vice President

                                   1550 East 79th Street
                                   Bloomington, Minnesota  55425
                                   Attention:  Karen S. Paris
                                   Telephone:  612-851-5698
                                   Telecopy:   612-854-5376


                                   EXHIBIT A
                               ZYTEC CORPORATION

                                      NOTE

                                                               Chicago, Illinois

$____________________                                 ___________________, _____

         On the Termination Date, for value received, the undersigned, ZYTEC CORPORATION, a Minnesota corporation (the "Company"), hereby promises to pay to the order of ________________ (the "Lender"), at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, the principal sum of (i) _______________________ and no/100 Dollars ($___________), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Loans owing from the Company to the Lender under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

         This Note evidences loans constituting part of a "Domestic Rate Portion" and "LIBOR Portions" as such terms are defined in that certain Credit Agreement dated as of May 30, 1996, between the Company, Harris Trust and Savings Bank, individually and as Agent thereunder, and the other Lenders which are now or may from time to time hereafter become parties thereto (said Credit Agreement, as the same may be amended, modified or restated from time to time, being referred to herein as the "Credit Agreement") made and to be made to the Company by the Lender under the Revolving Credit provided for under the Credit Agreement, and the Company hereby promises to pay interest at the office described above on each loan evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

         Each loan made under the Revolving Credit provided for in the Credit Agreement by the Lender to the Company against this Note, any repayment of principal hereon, the status of each such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule to this Note prior to any negotiation hereof). The Company agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries so endorsed on a schedule to this Note or recorded on the books and records of the holder hereof shall be prima facie evidence of the unpaid principal balance of this Note, the status of each such loan from time to time as part of the Domestic Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto.

         This Note is issued by the Company under the terms and provisions of the Credit Agreement and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, AND CERTAIN PREPAYMENTS ARE REQUIRED TO BE MADE HEREON, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

         The Company hereby promises to pay all costs and expenses (including attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Company hereby waives presentment for payment and demand. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                                   ZYTEC CORPORATION

                                   By _________________________________
                                           Name: ______________________
                                           Title: _____________________



                                   EXHIBIT B

                           BORROWING BASE CERTIFICATE

To: Harris Trust and Savings Bank, as Agent under, and the Lenders party to, the Credit Agreement described below.

         Pursuant to the terms of the Credit Agreement dated as of May 30, 1996, among us (the "Credit Agreement"), we submit this Borrowing Base Certificate to you and certify that the information set forth below and on any attachments to this Certificate is true, correct and complete as of the date of this Certificate.

I.  BORROWING BASE

        A.      ACCOUNTS IN BORROWING BASE

                1.      Gross Accounts                            ______________

                        Less

                        (a)     Ineligible sales (i.e., ______________
                                not within the U.S.
                                or not supported by an
                                eligible letter of credit)

                        (b)     Owed by an account      ______________
                                debtor who is a Subsidiary or
                                an Affiliate

                        (c)     Owed by an account      ______________
                                debtor who is in an
                                insolvency or reorganization
                                proceeding

                        (d)     Credits/allowances/     ______________
                                retainage

                        (e)     Unpaid more than        ______________
                                60 days

                        (f)     Ineligible because of   ______________
                                25% concentration factor

                        (g)     Otherwise ineligible    ______________

                2.      Total Deductions                          ______________
                        (sum of lines A1a - A1g)

                3.      Eligible Accounts                         ______________
                        (line A1 minus line A2)

                4.      Accounts in Borrowing Base                ______________
                        (line A3 x .80)

        B.      INVENTORY IN BORROWING BASE

                1.      Gross inventory of Raw Materials          ______________

                        Less

                        (a)     Raw Materials not       ______________
                                located at approved locations

                        (b)     Obsolete, slow moving   ______________
                                not merchantable

                        (c)     Otherwise ineligible    ______________

                2.      Total Deductions (sum of lines            ______________
                        B1a - B1c)

                3.      Eligible Inventory                        ______________
                        (line B1 minus line B2)

                4.      Inventory in                              ______________
                        Borrowing Base (line B3 x .50)

        C.      PLANT AND EQUIPMENT IN BORROWING BASE

                1.      Net Value of Plant and Equipment          ______________
                2.      Plant and Equipment in Borrowing

                        Base (line C1 x .50)                      ______________

        D.      TOTAL BORROWING BASE                              ______________
                        (sum of lines A4, B4 and C2)

        E.      REVOLVING CREDIT ADVANCES

                1.      Loans                           ______________
                2.      Letters of Credit               ______________

        TOTAL REVOLVING CREDIT ADVANCES                           ______________
        (line E1 plus E2)

        F.      UNUSED AVAILABILITY                               ______________
                        (line D minus line E)

Dated as of this ___________ day of __________________, 19____.

                                       _________________________________________
                                       ____________________, ___________________
                                       (Print or Type Name)        (Title)



                                   EXHIBIT C

                             COMPLIANCE CERTIFICATE

To: Harris Trust and Savings Bank, as Agent under, and the Lenders party to, the Credit Agreement described below

         This Compliance Certificate is furnished to the Agent and the Lenders pursuant to that certain Credit Agreement dated as of May 30, 1996, by and among Zytec Corporation (the "Company") and you (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected _________________________________ of the
Company;

         2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Company and its Subsidiaries during the accounting period covered by the attached financial statements;

        3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

         4. The financial statements required by Section 7.5 of the Credit Agreement and being furnished to you concurrently with this Certificate are true, correct and complete as of the date and for the periods covered thereby; and

         5. The Attachment hereto sets forth financial data and computations evidencing the Company's compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Company has taken, is taking, or proposes to take with respect to each such condition or event:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

         The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _________ day of __________________ 19___.

                                       _________________________________________
                                       ____________________, ___________________
                                       (Print or Type Name)        (Title)

                      ATTACHMENT TO COMPLIANCE CERTIFICATE
                            ZYTEC CORPORATION (USA)

                  Compliance Calculations for Credit Agreement
                            Dated as of May 30, 1996
                    Calculations as of _____________, 19___

- --------------------------------------------------------------------------------

A.      NET WORTH (SECTION 7.7)

1.      Shareholder's equity
        Less
        (a)  Minority interests in Subsidiaries

2.      Net Worth (Line 1 minus
        Line (a))

3.      Positive Net Income for each year
        commencing on or after
        January 1, 1995 x .90

4.      Net proceeds of the sale of equity
        securities issued by Company x .75

5.      As listed in Section 7.7, for the
        date of this Certificate, Net
        Worth must not be less than
        Line 3 plus Line 4

6.      Company is in compliance?
        (Circle yes or no)                                                Yes/No

B.      LEVERAGE RATIO (SECTION 7.8)

1.      Total Liabilities as defined

2.      Net Worth
        (from Line A2 above)

3.      Ratio of Total Liabilities (Line 1)
        to Net Worth (Line 2)
        ("Leverage Ratio")                                                    :1

4.      As listed in Section 7.8, for
        the date of this Certificate,
        the Leverage Ratio must not
        be greater than                                                       :1

5.      Company is in compliance?
        (Circle yes or no)                                                Yes/No

C.      INTEREST COVERAGE (SECTION 7.9)

1.      Net Income as defined for 4
        fiscal quarters then ended

2.      Amounts deducted in arriving
        at Net Income from Line C1 in
        respect of

        (a)     Interest Expense as defined

        (b)     Taxes imposed on or
                measured by income or
                excess profits

3.      Sum of Lines 1, 2(a), (b)
        ("EBIT")

4.      Interest Expense for 4 fiscal quarters
        then ended (from Line C2a)

5.      Ratio of EBIT (Line 3) to
        Interest Expense (Line 4)
        ("Interest Coverage Ratio")                                           :1

6.      Interest Coverage Ratio must
        not be less than                                                  3.00:1

7.      Company is in compliance?
        (Circle yes or no)                                                Yes/No

D.      CURRENT RATIO (SECTION 7.10)

1.      Consolidated current assets

2.      Consolidated current liabilities

3.      Ratio of Line 1 to Line 2
        ("Current Ratio")                                                     :1

4.      As listed in Section 7.10, for the date of this Certificate,
        Current Ratio must not be less than                                   :1

5.      Company is in compliance?
        (Circle yes or no)                                                Yes/No

E.      NET INCOME (SECTION 7.11)

1.      Net Income as defined for fiscal quarter then ended

2.      Net Income must not be less than                                   $1.00

3.      Company is in compliance?
        (Circle yes or no)                                                Yes/No

4. Net income for Zytec Corporation GmbH for fiscal quarter then ended

5. Net income for Zytec Corporation GmbH for immediately preceding fiscal quarter

6.      Net income for Zytec Corporation GmbH must not,
        for 2 consecutive quarters, be less than                           $1.00

7.      Company is in compliance?
        (Circle yes or no)                                                Yes/No

F.      FUNDED DEBT TO EBITDA (SECTION 7.12)

1.      Funded Debt as defined for 4 fiscal
        quarters then ended

2.      EBIT (from Line C3 above)

3.      Amount deducted in arriving at
        Net Income in respect of
        (a)  Depreciation of fixed assets
        (b)  Amortization of intangibles

4.      Line 2 plus Lines 3(a) and (b)
        ("EBITDA")

5.      Ratio of Line 1 to Line 4
        ("Funded Debt to EBITDA Ratio")                                       :1

6.      As set forth in Section 7.12, for the date of this
        certificate, Funded Debt to EBITDA Ratio must
        not be more than                                                      :1

7.      Company is in compliance?
        (Circle yes or no)                                                Yes/No

G.      RENTAL EXPENSE (SECTION 7.13)

1.      Rentals payable under leases for
        current fiscal year

2.      Rentals must not be more than                                 $3,000,000

3.      Company is in compliance?
        (Circle yes or no)                                                Yes/No

H.      CAPITAL EXPENDITURES (SECTION 7.14)

1.      Capital Expenditures during
        current fiscal year

2.      Capital Expenditures must be more than                       $13,500,000

3.      Company is in compliance?
        (Circle yes or no)                                                Yes/No

I.      PURCHASE MONEY INDEBTEDNESS/CAPITALIZED
        LEASE OBLIGATIONS (SECTION 7.15(a))

1.      Purchase money indebedtness

2.      Capitalized Lease Obligations

3.      Sum of Lines 1 and 2

4.      Line 3 amount must not be more than                           $6,000,000
5.      Company is in compliance?
        (Circle yes or no)                                                Yes/No


                                  SCHEDULE 5.2
                                  SUBSIDIARIES


NAME                       JURISDICTION OF                 PERCENTAGE
                            INCORPORATION                  OWNERSHIP

Zytec GmbH                    Austria                       100%

Zytec FISC, Inc.              Minnesota                     100%

Zytec Hungary Elektronikai                              100% owned
  Kft                         Hungary                   by Zytec GmbH


Zytec DISC, Inc.              Minnesota                     100%

Zytec Modular Power
  Systems, Inc.               Minnesota                     100%